                                                                                       [Filed pursuant to Rule 433]

                                                         TERM SHEET SUPPLEMENT
                                           FOR USE WITH BASE PROSPECTUS DATED AUGUST 8, 2006
                                                   RESIDENTIAL ACCREDIT LOANS, INC.
                                                               DEPOSITOR
                                                    RESIDENTIAL FUNDING CORPORATION
                                                      SPONSOR AND MASTER SERVICER
                                                              QS PROGRAM
                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                         (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the  prospectus  supplement  for the  particular  series of  certificates  and will generally consist of a pool of one- to four  family  residential  first lien  mortgage  loans.  The  mortgage  loans will be master  serviced  by
Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered  certificates  of any series pursuant to a prospectus  supplement and the related base  prospectus.
The  certificates  will be issued in series,  each having its own  designation.  Each  series will be issued in one or more  classes of senior certificates and one or more classes of subordinated  certificates.  Each class will evidence  beneficial  ownership of, and the right to a specified  portion of future  payments on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
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THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A BASE  PROSPECTUS)  WITH THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT
NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY  DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE  NUMBER
SET placeFORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                            SEPTEMBER 5, 2006

THIS TERM SHEET  SUPPLEMENT  IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE RELATED
BASE  PROSPECTUS  AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE  INFORMATION  IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY  AND IS
SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY GENERAL OF THE STATE OF  NEW  YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY  REPRESENTATION
TO THE CONTRARY IS UNLAWFUL.

                                                        EUROPEAN ECONOMIC AREA

                  In relation to each Member State of the European Economic Area which has implemented the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement  as the  Relevant  Implementation  Date,  it has not made and will not make an offer of  certificates  to the public in that
Relevant  Member  State  prior to the  publication  of a  prospectus  in relation to the  certificates  which has been  approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                   UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET
                     SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you about  the  offered  certificates  of any  series in three or more  separate  documents  that  provide progressively more detail:

-        the related base prospectus,  dated August 8, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term  sheet  supplement,  which  provides  general  information  about  series of  certificates  issued  pursuant  to the depositor's QS program, some of which may not apply to the offered certificates of any series; and

-        one or more term sheets,  which  describe  terms  applicable  to the classes of the series of offered  certificates  described therein and provides a description  of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The  depositor's  principal  offices  are  located  at  8400   Normandale  Lake  Boulevard,  Suite  250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH CERTIFICATES.
THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS
BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY
YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE
ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

                 TABLE OF CONTENTS

   Primary Mortgage Insurance and Standard

   Principal Distributions on the Senior
        Certificates ............................S-53
   Principal Distributions on Certain Classes of
        Insured Certificates ....................S-54
   Cross-Collateralization Mechanics in a Series
        with Common Subordination ...............S-57
   Principal Distributions on the Class M

   Adjustable Rate Certificate Yield
        Considerations ..........................S-77
   Principal Only Certificate and Interest Only
        Certificate Yield Considerations ........S-78
   Class M-2 and Class M-3 Certificate Yield
        Considerations ..........................S-79
   Additional Yield Considerations Applicable

   Servicing and Other Compensation and Payment

   Special Tax Considerations Applicable to
        Certificates Related to any Yield
        Maintenance Agreement. ..................S-90
   Special Tax Considerations Applicable to

                                                             RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

         You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

RISK OF LOSS

Underwriting  standards  may  affect  Generally,   the  mortgage  loans  have  been  originated  using   underwriting
risk  of   loss   on  the   mortgage  standards that are less stringent than the  underwriting  standards  applied by
loans.                                certain  other first lien mortgage  loan  purchase  programs,  such as those of
                                      Fannie  Mae,  Freddie Mac or the  depositor's  affiliate,  Residential  Funding
                                      Mortgage  Securities I, Inc.  Applying less  stringent  underwriting  standards creates  additional  risks that losses on the mortgage  loans will be allocated to certificateholders.

                                      Examples include the following:
                                      o    mortgage  loans  secured by non-owner  occupied  properties  may present a greater risk that the borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                      o    mortgage  loans with  loan-to-value  ratios  greater  than 80% (i.e.,  the amount  of the  loan at  origination  is 80% or more of the  value  of the mortgaged  property) may increase the risk that the value of the mortgaged property  will  not be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;
                                      o    mortgage  loans with  loan-to-value  ratios of greater than 80%, which may be as high  as  100%  at  origination,  with  no  mortgage  insurance  may increase the  likelihood  that the value of the mortgaged  property  would not be  sufficient to satisfy the mortgage  loan upon  foreclosure  unless the value of the mortgaged property increases;
                                      o    mortgage  loans  made to  borrowers  who have high  debt-to-income  ratios
                                           (i.e.,  the  amount  of debt  service  on the other  debt of the  borrower represents  a  large  portion  of his  or  her  income)  may  result  in a deterioration  of the  borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and
                                      o    mortgage  loans  made to  borrowers  whose  income is not  required  to be disclosed or verified may increase the risk that the borrower's  income is less than that represented.

                                      Some of the mortgage  loans with  loan-to-value  ratios over 80% may be insured by  primary  mortgage  insurance.  However,  if the  insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                      In addition,  in determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24  months  old if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification of value. If such an  appraisal  does not  reflect  current  market  values and such  market values  have  declined,  the  likelihood  that  proceeds  from  a  sale  of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                      See "The  Trusts--Underwriting  Policies" and "Certain Legal Aspects of Mortgage
                                      Loans and Contracts" in the related base prospectus.

The return on your certificates       The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act, provides
could be reduced by shortfalls due    relief to  borrowers  who enter  active  military  service and to  borrowers in
to the Servicemembers Civil Relief    reserve  status who are called to active  duty after the  origination  of their
Act.                                  mortgage    loan.    Current   or   future    military    operations   of   the
                                      United  States may increase the number of borrowers  who are in active military  service,  including persons in reserve status who have been called or will be called to active  duty.  The  Relief Act  provides  generally that a borrower  who is  covered by the Relief Act may not be charged  interest on a  mortgage  loan  in  excess  of 6% per  annum  during  the  period  of the borrower's active duty. Any resulting  interest  shortfalls are not required to be paid by the  borrower  at any  future  time.  The  master  servicer  for the applicable  series  of  certificates  will not be  required  to  advance  these shortfalls as delinquent  payments,  and the shortfalls  will not be covered by any form of credit  enhancement on the  certificates  of that series.  Interest shortfalls  on the mortgage  loans  included in the trust  established  for any series due to the  application  of the Relief  Act or  similar  legislation  or
                                      regulations   will  be  applied  to  reduce  the   accrued   interest  on  each
                                      interest-bearing class of certificates of that series on a pro rata basis.

                                      The  Relief Act also  limits the  ability of the  servicer  to  foreclose  on a mortgage loan during the  borrower's  period of active duty and, in some cases, during an additional three month period thereafter.  As a result,  there may be delays in payment and  increased  losses on the  mortgage  loans.  Those delays and increased  losses on the mortgage loans  included in the trust  established for any series will be borne  primarily  by the class of  certificates  of that series with a certificate  principal  balance greater than zero with the lowest payment priority.

                                      We do not know how many  mortgage  loans  have been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                      See the definition of Accrued  Certificate  Interest under  "Description of the
                                      Certificates--Glossary  of Terms" in this term  sheet  supplement  and  "Certain
                                      Legal Aspects of Mortgage Loans and Contracts--Servicemembers  Civil Relief Act"
                                      in the related base prospectus.

The return on your  certificates may  Losses on mortgage  loans may occur due to a wide variety of causes,  including
be   affected   by   losses  on  the  a decline in real estate  values,  as well as adverse  changes in a  borrower's
mortgage   loans   in  the   related  financial  condition.  A decline in real estate  values or economic  conditions mortgage  pool,  which  could  occur  nationally or in the regions where the mortgaged  properties  are  concentrated
due to a variety of causes.           may increase the risk of losses on the mortgage loans.

The return on your  certificates may  One  risk  of  investing  in  mortgage-backed  securities  is  created  by  any
be    particularly    sensitive   to  concentration of the related properties in one or more geographic  regions.  If changes  in real  estate  markets in  the  regional  economy  or  housing  market  weakens  in any  region  having  a
specific regions.                     significant  concentration  of properties  underlying the mortgage  loans,  the
                                      mortgage  loans  in  that  region  may  experience   high  rates  of  loss  and
                                      delinquency,  resulting in losses to  certificateholders.  A region's  economic condition and housing market may be adversely  affected by a variety of events, including  natural  disasters  such  as  earthquakes,  hurricanes,  floods  and eruptions,  civil disturbances such as riots, disruptions such as ongoing power outages,  or terrorist  actions or acts of war.  The economic  impact of any of those events may also be felt in areas beyond the region  immediately  affected by the disaster or  disturbance.  The properties  underlying the mortgage loans may be  concentrated  in  these  regions.  This  concentration  may  result  in greater losses to  certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                      Several    hurricanes,     which    struck    Louisiana,     Alabama,
                                      Mississippi,  Texas and  Florida in recent months, may have adversely  affected mortgaged  properties  located in those states.  Generally, the  mortgage  pool  does not  include  mortgage  loans  secured  by  mortgaged
                                      properties  located  in  the  federal  emergency   management  agency  ("FEMA")
                                      designated  individual assistance zones.  However,  FEMA-designated  individual assistance  zones  are  subject  to  change  from  time to  time  by FEMA  and, therefore,  no  assurance  can be  given  that  the  mortgage  pool  is free of mortgage  loans  secured  by  mortgaged  properties  located  in  those  areas.
                                      Further,  mortgage  loans in the  mortgage  pool may be  secured  by  mortgaged properties in  FEMA-designated  public assistance areas, which also may include
                                      mortgaged   properties  in  areas  that  were   affected  by  the   hurricanes.
                                      Residential   Funding  will  make  a  representation  and  warranty  that  each
                                      mortgaged   property   underlying  a  mortgage   loan  included  in  the  trust
                                      established  for any  series  is free of  damage  and in good  repair as of the closing  date  for  that  series.  In  the  event  that  a  mortgaged  property underlying a mortgage loan included in the trust  established for any series is damaged as of the closing date for that series and that damage  materially  and adversely  affects  the  value  of or  the  interests  of  the  holders  of the certificates of that series in the related mortgage loan,  Residential  Funding will be required to repurchase  the related  mortgage loan from the trust.  Any such  repurchases may shorten the weighted average lives of the certificates of that series.  We will not know how many  mortgaged  properties  underlying  the mortgage loans included in the trust  established for any series will have been or  may be  affected  by the  hurricanes  and  therefore  whether  the  payment experience  on any mortgage  loan in the mortgage  pool for that series will be affected.

                                      See "Description of the Mortgage Pool" in this term sheet supplement.

The return on your certificates       Except as set forth in the final  term sheet for a class of  certificates,  the
will be reduced if losses exceed      only  credit  enhancement  for any class of senior  certificates  of any series
the credit enhancement available to   will be the  subordination  provided  by the Class M  Certificates  and Class B
your certificates.                    Certificates  of that  series  (and with  respect to any class of super  senior certificates,  the  subordination  provided by the related  class or classes of senior  support  certificates,  and  with  respect  to  any  class  of  insured certificates of any series,  the credit  enhancement  provided by the financial guaranty  insurance  policy and any applicable  reserve fund).  The only credit
                                      enhancement   for  any  Class  M  Certificates   of  any  series  will  be  the
                                      subordination  provided by the Class B Certificates and by any class of Class M
                                      Certificates,  if any,  with a lower  payment  priority  than that  class.  You should  also be aware that the credit  enhancement  provided  for some types of losses may be limited.

                                      See "Description of the  Certificates--Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

The value of your certificates may    If the performance of the mortgage loans included in the trust  established for
be reduced if losses are higher       any series is  substantially  worse than assumed by the rating  agencies rating
than expected.                        any class of  certificates  of that  series,  the ratings of any class of those certificates  may be lowered in the  future.  This  would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor
                                      any  other  entity  will  have  any   obligation  to   supplement   any  credit
                                      enhancement,  or to take  any  other  action  to  maintain  any  rating  of the certificates.

A transfer of master servicing in     If the master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer        servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may be
default may increase the risk of      transferred to the trustee or an alternate master servicer,  as described under
payment application errors            "The  Pooling  and  Servicing  Agreement - Rights Upon Event of Default" in the
                                      related base  prospectus.  In the event of such a transfer of master  servicing there may be an increased  risk of errors in applying  payments from  borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an    Some of the mortgage  loans  included in the trust  established  for any series
initial interest only period, which   may have interest  only periods of varying  duration.  During this period,  the
may increase the risk of loss and     payment  made by the  related  borrower  will be less  than it  would be if the delinquency on these mortgage loans.  mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the  principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the  certificates of the related  series from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                      After the initial interest only period,  the scheduled monthly payment on these mortgage  loans may increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly  if interest rates have increased and the borrower is unable to  refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the  mortgage  loan not  amortizing  during  the early years of these mortgage loans.  Although the amount of principal included in each  scheduled  monthly  payment  for a  traditional  mortgage  loan can be relatively  small  during  the  first  few years  after  the  origination  of a mortgage loan, in the aggregate the amount can be significant.

                                      Mortgage  loans with an initial  interest only period are relatively new in the
                                      mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be
                                      significantly   different   than  mortgage  loans  that  fully   amortize.   In
                                      particular,   there  may  be  a  higher   expectation  by  these  borrowers  of
                                      refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an  initial  interest  only  period,  which may  result in higher or lower prepayment  speeds than would  otherwise be the case. In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
HIGH LTV LOANS WITHOUT MORTGAGE
INSURANCE

The mortgage pool includes certain    Some of the mortgage loans may have an LTV ratio at origination in excess of
loans that may be subject to a        80% but may not be insured by a primary mortgage insurance policy.  Although
higher risk of loss                   primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY MORTGAGE
INSURERS

You may incur losses if a primary     Some of the mortgage loans may have an LTV ratio at origination in excess of
mortgage insurer fails to make        80% and may be insured by a primary mortgage insurance policy.  If such a
payments under a primary mortgage     mortgage loan were subject to a foreclosure and the value of the related
insurance policy                      mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain        Some of the mortgage loans may not be secured directly by real property but
characteristics that may increase     may be cooperative loans.  A cooperative loan is secured by a first lien on
the risk of loss                      shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative.

                                      Cooperative loans have certain characteristics that may increase the likelihood of losses.

                                      The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii)
                                      arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                      Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
                                      In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Cooperative Loans" in the
                                      related base prospectus.
LIMITED OBLIGATIONS

Payments on the mortgage loans are    The  certificates  offered in each series will represent  interests only in the
the primary source of payments on     trust  established  for that  series.  The  certificates  do not  represent  an
your certificates.                    ownership  interest in or obligation of the depositor,  the master  servicer or any of their  affiliates.  If proceeds from the assets of the trust established for any  series  of  certificates  are not  sufficient  to  make  all  payments provided  for  under the  pooling  and  servicing  agreement  for that  series, investors  will have no recourse to the depositor,  the master  servicer or any other entity,  and will incur losses.  Additional  credit  enhancement  will be provided for any class of insured  certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund.
LIQUIDITY RISKS

You may have to hold your             A secondary market for your  certificates may not develop.  Even if a secondary
certificates to maturity if their     market does  develop,  it may not continue or it may be  illiquid.  Neither the
marketability is limited.             underwriters  for the  related  series  nor any  other  person  will  have  any obligation  to make a secondary  market in your  certificates,  and you have no right to request  redemption of your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily or at prices  that will  enable  you to  realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.

                                      Any  class  of  offered  certificates  may  experience  illiquidity,   although
                                      generally  illiquidity is more likely for classes that are especially sensitive to  prepayment,  credit or interest rate risk, or that have been  structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could delay    The transfer of the mortgage loans from any applicable  seller to the depositor
or reduce distributions on the        will  be  intended  by the  parties  to be and  will be  documented  as a sale.
certificates.                         However,  if any seller were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the applicable  mortgage loans as a loan secured by those  mortgage  loans or to  consolidate  those mortgage loans with the  assets of that  seller.  Any such  attempt  could  result in a delay in or
                                      reduction  of   collections  on  the  mortgage  loans  included  in  the  trust established  for any series  available to make payments on the  certificates of that series.

The Bankruptcy of a Borrower May      If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court
Increase the Risk of Loss on a        may require modifications of the terms of a mortgage loan without a permanent
Mortgage Loan.                        forgiveness of the principal amount of the mortgage loan.  Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your certificates will
vary depending on the rate of         The yield to maturity on each class of offered  certificates of any series will
prepayments.                          depend on a variety of factors, including:

                                      o   the rate and timing of  principal  payments  on the  mortgage  loans in the related  loan  group  included  in the trust  established  for any  series, including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

                                      o   the  allocation of principal  payments on the mortgage loans in the related loan group among the various  classes of offered  certificates  included in that series;
                                      o   the pass-through rate for that class;
                                      o   interest  shortfalls  due to  mortgagor  prepayments  in the  related  loan group; and
                                      o   the purchase price of that class.

                                      Where the mortgage loans in a trust  established for a series have been divided
                                      into  two  or  more  loan  groups,   the  senior   certificates   will  receive
                                      distributions  of principal  and interest  from the mortgage  loans in the loan group or loan groups  designated  in the final term sheet for any such class of certificates.

                                      As used in this term sheet  supplement,  references to the related (or words of similar  effect)  loan group will mean,  in the case of a series with  multiple loan  groups,  the loan group from which a class of  certificates  will receive distributions  of principal and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                      The rate of prepayments  is one of the most important and least  predictable of these factors.

                                      No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                      In  general,  if  you  purchase  a  certificate  at a  price  higher  than  its outstanding  certificate principal balance and principal  distributions on your certificate  occur faster than you assumed at the time of purchase,  your yield will be lower than you anticipated.  Conversely,  if you purchase a certificate at a price  lower  than  its  outstanding  certificate  principal  balance  and principal  distributions  on that class  occur more  slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the        Since  mortgagors,  in most cases, can prepay their mortgage loans at any time,
mortgage loans will vary depending    the rate and timing of principal  distributions on the offered certificates are
on future market conditions, and      highly  uncertain and are dependent  upon a wide variety of factors,  including
other factors.                        general  economic  conditions,  interest rates, the availability of alternative financing  and  homeowner  mobility.  Generally,  when  market  interest  rates increase,  borrowers  are less  likely to prepay  their  mortgage  loans.  This could  result in a slower  return of  principal to you at a time when you might have been able to reinvest  your funds at a higher  rate of  interest  than the pass-through  rate on your  class of  certificates.  On the  other  hand,  when market interest rates  decrease,  borrowers are generally more likely to prepay their  mortgage  loans.  This could  result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                      Refinancing  programs,  which  may  involve  soliciting  all  or  some  of  the mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate of prepayments on the mortgage loans.  These  refinancing  programs may be offered by the master servicer,  any subservicer or their  affiliates,  and may include
                                      streamlined   documentation   programs.   Streamlined   documentation  programs
                                      involve  less   verification  of  underwriting   information  than  traditional
                                      documentation programs.

                                      See  "Description  of the Mortgage  Pool - The Program" and "Certain  Yield and
                                      Prepayment  Considerations"  in this term sheet  supplement  and  "Maturity and
                                      Prepayment Considerations" in the related base prospectus.

Mortgage loans with interest only     Some of the  mortgage  loans may require the related  borrowers to make monthly
payments may affect the yield on      payments  of  accrued  interest,  but  not  principal,  for  a  certain  period
the offered certificates.             following  origination.  After the interest only period, the borrower's monthly payment will be  recalculated  to cover both interest and principal so that the mortgage loan will be paid in full by its final  payment date. As a result,  if the monthly payment increases,  the related borrower may not be able to pay the increased  amount and may default or may refinance the loan to avoid the higher payment.

                                      In addition,  because no scheduled  principal  payments are required to be made on these  mortgage loans for a period of time,  the offered  certificates  will receive smaller scheduled principal  distributions during that period than they would have  received if the related  borrowers  were  required to make  monthly payments of interest and principal from  origination  of these mortgage  loans.
                                      Absent other considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the offered  certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

The recording of mortgages in the     The mortgages or  assignments  of mortgage for all or a portion of the mortgage
name of MERS may affect the yield     loans included in the trust  established for any series may have been or may be
on the certificates.                  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or
                                      MERS,  solely as nominee for the  originator  and its  successors  and assigns.
                                      Subsequent  assignments  of  those  mortgages  are  registered   electronically
                                      through the MERS(R)System.  However,  if MERS  discontinues the MERS(R)System and it becomes  necessary  to record an  assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related trust and will reduce the amount  available  to pay  principal of and interest on the certificates  included  in that  series  with  certificate  principal  balances greater than zero with the lowest payment priorities.

                                      The recording of mortgages in the name of MERS is a relatively  new practice in the mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any, experience with lenders seeking to
                                      foreclose   mortgages,   assignments  of  which  are   registered   with  MERS.
                                      Accordingly,  delays  and  additional  costs  in  commencing,  prosecuting  and completing  foreclosure  proceedings  and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and additional costs could in turn delay the  distribution of liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                      For  additional   information   regarding  MERS  and  the  MERS(R)System,   see
                                      "Description  of the Mortgage  Pool--General"  and "Certain Yield and Prepayment
                                      Considerations"   in  this  term  sheet  supplement  and  "Description  of  the
                                      Certificates--Assignment of Mortgage Loans" in the related base prospectus.

The yield on your certificates will   The  offered  certificates  of  each  class  included  in a  series  will  have
be affected by the specific terms     different  yield  considerations  and different  sensitivities  to the rate and
that apply to that class, discussed   timing of principal  distributions.  The  following is a general  discussion of
below.                                yield considerations and prepayment  sensitivities of some of the categories of certificates that may be included in any series.

                                      See  "Certain  Yield  and  Prepayment   Considerations"   in  this  term  sheet
                                      supplement.

Senior Certificates                   The  senior   certificates  of  any  series,   other  than  any  interest  only
                                      certificates,  may be subject to various  priorities  for payment of principal.
                                      Distributions  of principal on the senior  certificates  of any series entitled to  principal  distributions  with  an  earlier  priority  of  payment  will be affected by the rates of prepayment of the related  mortgage loans early in the life of the related  mortgage  pool.  Those classes of senior  certificates  of any  series  entitled  to  principal  distributions  with a later  priority  of payment  will be affected by the rates of  prepayment  of the related  mortgage
                                      loans   experienced  both  before  and  after  the  commencement  of  principal distributions  on those  classes,  and will be more  likely to be  affected  by losses on the mortgage loans not covered by any applicable credit enhancement.

                                      See  "Description  of the  Certificates--Principal  Distributions  on the Senior
                                      Certificates" in this term sheet supplement.

Class A-P Certificates                A class of  variable  strip  principal  only  certificates  of any series  will receive a portion of the principal  payments only on the related mortgage loans that  have net  mortgage  rates  lower  than the  discount  net  mortgage  rate described  in the  pooling  and  service  agreement  related  to  that  series.
                                      Therefore,   the  yield  on  that  class  of  variable  strip   principal  only
                                      certificates  will be  extremely  sensitive to the rate and timing of principal prepayments  and defaults on the related  mortgage loans that have net mortgage rates lower than the applicable discount net mortgage rate.

                                      Mortgage  loans with lower  mortgage  rates are less likely to be prepaid  than mortgage loans with higher  mortgage  rates. If prepayments of principal on the related  mortgage  loans that have net mortgage rates lower than the applicable rate occur at a rate slower than an investor  assumed at the time of  purchase, the investor's yield will be adversely affected.

Class A-V Certificates                A class of  variable  strip  interest  only  certificates  of any  series  will receive a portion  of the  interest  payments  only from the  related  mortgage loans that have net mortgage  rates higher than the discount net mortgage  rate described  in the  pooling  and  servicing  agreement  related to that  series.
                                      Therefore,  the yield on a class of variable strip  interest only  certificates will be extremely  sensitive  to the rate and timing of  principal  prepayments and defaults on the related  mortgage loans that have net mortgage rates higher than the applicable rate.

                                      Mortgage  loans with higher  mortgage  rates are more likely to be prepaid than mortgage loans with lower mortgage  rates.  If the related  mortgage loans that have net mortgage rates higher than the  applicable  rate are prepaid at a rate faster  than  an  investor  assumed  at the  time of  purchase,  the  yield  to investors in that class of variable  strip interest only  certificates  will be adversely  affected.  Investors  in a class of  variable  strip  interest  only certificates  should fully  consider the risk that a rapid rate of  prepayments on the related  mortgage  loans that have net  mortgage  rates  higher than the applicable  rate could result in the failure of such investors to fully recover their investments.

Interest Only Certificates            The Class A-V Certificates  will not, and, as described in any final term sheet for a class of certificates,  certain other classes of certificates may not, be entitled to principal  distributions.  Such  certificates will receive interest distributions  based on a  notional  amount  based on all or a  portion  of the certificate  principal balance of one or more classes of certificates  included in the  related  series.  Investors  in a class of interest  only  certificates should be aware  that the yield on that class will be  extremely  sensitive  to the rate and timing of  principal  payments on the related  class or classes of certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the related  class or classes of certificates  will have an adverse  effect on the yield to investors in a class of  interest  only  certificates  and could  result in their  failure  to fully recover their initial investments.

Accrual Certificates and Partial      Because accrual  certificates are not entitled to receive any  distributions of
Accrual Certificates                  interest for some period of time and partial accrual  certificates are entitled to smaller  distributions  of interest  that are based on only a portion of the certificate  principal balance of that class,  accrual certificates and partial accrual  certificates of any series will likely  experience  significant  price and yield  volatility.  Investors  should  consider  whether this volatility is suitable to their investment needs.

Adjustable Rate Certificates          The interest  rate on any class of floating rate  certificates  included in any series will vary in  accordance  with the  applicable  interest  rate index set forth in any final  term  sheet for that class of  certificates.  The  interest rate on any class of inverse floating rate certificates  included in any series will vary inversely  with the  applicable  interest rate index set forth in any final  term  sheet for that  class of  certificates.  Therefore,  the yields to investors on such  certificates,  if any, will be sensitive to  fluctuations in the applicable interest rate index.

Companion Certificates                A class of  companion  certificates  of any series may  receive  small or large distributions  of principal on each  distribution  date to the extent necessary to  stabilize  principal  distributions  to  one or  more  classes  of  planned principal certificates,  targeted principal certificates or scheduled principal classes  of that  series.  Due to the  companion  nature  of these  classes  of certificates,  these  certificates  will  likely  experience  price  and  yield volatility.  Investors in a class of  companion  certificates  should  consider whether this volatility is suitable to their investment needs.

Component Certificates                A class of component  certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each component of a class of component  certificates  may be identified as falling into one or
                                      more   of   the    categories   set   forth   under    "Description    of   the
                                      Certificates--General"  in this term sheet  supplement,  that class of component certificates  may bear the  risks,  including  the price and yield  volatility, associated with the categories of certificates  described in these risk factors to the extent of each applicable  component.  Investors in a class of component certificates  should consider whether the risks and volatility  associated with any component of that class is suitable to their investment needs.

Insured Certificates                  Investors in any class of insured  certificates  of any series  should be aware that payments of principal on those certificates may be allocated  according to a random lot procedure.  Therefore it is highly uncertain that payments will be made  to any  investor  in  those  certificates  on the  date  desired  by that investor.

                                      In addition,  any class of insured certificates of any series may be subject to special rules  regarding the procedures,  practices and limitations  applicable to  the  distribution  of  principal  to the  holders  of  these  certificates.
                                      Insured  certificates  subject to these  procedures,  practices and limitations may not be an appropriate  investment for you if you require  distribution of a particular  amount  of  principal  on a  predetermined  date  or  an  otherwise
                                      predictable  stream  of  principal  distributions.   If  you  purchase  insured
                                      certificates subject to these procedures,  practices and limitations, we cannot give you any  assurance  that you will receive a  distribution  in reduction of principal on any particular distribution date.

                                      See "Principal  Distributions  on Certain Classes of Insured  Certificates"  in
                                      this term sheet supplement.

                                      Investors  in  insured  certificates  of any  series  should be aware  that the related financial guaranty insurance policy will not cover interest  shortfalls attributable  to  prepayments  or  interest  shortfalls  related  to Relief Act reductions on the related mortgage loans, except as is otherwise provided.

Lockout Certificates                  As  described  in any final  term  sheet for a class of  certificates,  certain classes of certificates may not receive  distributions of principal payments or prepayments  on the  related  mortgage  loans  for a  period  of time  and,  as described  in any  final  term  sheet for a class of  certificates,  may not be expected  to receive  distributions  of  scheduled  principal  payments  on the related  mortgage  loans for a period  of time.  After  the  expiration  of the initial  period,  such  certificates  may receive a  distribution  of principal payments or  prepayments  on the related  mortgage  loans that is smaller  than that  class's  pro rata share and, as  described  in any final term sheet for a class of  certificates,  may  receive a  distribution  of  scheduled  principal payments on the related  mortgage  loans that is smaller  than that class's pro rata share.

Planned Principal Certificates or     Any class of planned  principal  certificates  included  in any series  will be
PACs                                  structured  so that  principal  payments  will be  made  in  accordance  with a schedule  related to that series,  but only if the mortgage  loans  included in the trust  established  for that  series  prepay at a  constant  rate  within a specified  range.  If  prepayments  on the  mortgage  loans in the related loan group  occur at a rate below such range,  the  weighted  average  lives of that class of planned  principal  certificates  may be extended.  On the other hand, if  prepayments on the mortgage loans in the related loan group occur at a rate above  that  range,  the  weighted  average  lives  of that  class  of  planned principal certificates may be reduced.

Principal Only Certificates           A class of principal only  certificates  included in any series is not entitled
                                      to  receive   distributions   of  interest.   Investors  in  a  principal  only
                                      certificate  should be aware that if  prepayments  of principal on the mortgage loans  included in the trust  established  for that series and  distributed  to that  class  occur at a rate  slower  than an  investor  assumed at the time of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal Certificates      A class of  scheduled  principal  certificates  included  in any series will be structured so that  principal  payments will be made in will be made in certain designated  amounts,  assuming that  prepayments  on the mortgage  loans in the related  loan group  occur each month at a certain  assumed  rate or rates.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below the assumed rate or rates,  the weighted  average  lives of that class of scheduled  principal  certificates  may be  extended.  On the  other  hand,  if prepayments  on the  mortgage  loans in the related  loan group occur at a rate above the assumed rate or rates,  the weighted  average  lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates           Investors in a class of senior  support  certificates  of any series  should be aware  that all or a portion  of losses on the  mortgage  loans in the  related loan group otherwise  allocable to the related class or classes of super senior certificates will be allocated to that class of senior support  certificates as and  to the  extent  set  forth  in the  final  term  sheet  for  that  series.
                                      Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Targeted Principal Certificates or    Any class of targeted  principal  certificates  of any series is  structured so
TACs                                  that   principal   payments  on  the  mortgage  loans  included  in  the  trust established for that series will be made in accordance with a schedule  related to that  series,  but only if the  mortgage  loans in the  related  loan  group prepay at the constant rate assumed in establishing  the related  schedule.  If prepayments  on the  mortgage  loans in the related  loan group occur at a rate below  that  rate,  the  weighted  average  lives  of that  class  of  targeted principal  certificates  may be extended.  On the other hand, if prepayments on the  mortgage  loans in the related loan group occur at a rate above that rate, the weighted  average  lives of that class of targeted  principal  certificates may be reduced.

Certificates related to any yield     As set forth in any final term sheet for a class of  certificates,  the holders
maintenance agreement                 of  certain  certificates  may  benefit  from a  series  of  interest  rate cap payments  pursuant  to a yield  maintenance  agreement.  The purpose of a yield maintenance  agreement  is to partially  mitigate the risk to the  investors in the related  certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

                                      However,  the  amount  payable  to those  investors  under a yield  maintenance agreement  may be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal balance of related certificates and an amount determined  based on an assumed  rate of  prepayments  on the  mortgage  loans.
                                      Accordingly,  if  prepayments  occur at a slower rate than assumed,  the amount payable  on the yield  maintenance  agreement  will be less than the  amount of interest  that would  accrue on those  certificates  at the excess of the index over a certain  rate per annum as set  forth in the final  term  sheet for such class.  In  addition,  if the index  exceeds  a  certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no  additional amounts  are  payable  under the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between the index plus the related margin and a rate set forth in the final  term  sheet for such  class of  certificates  will not be payable from any source on that distribution date or any future distribution date.

                                      Furthermore,  investors  under the yield  maintenance  agreement are subject to the risk that the yield maintenance  agreement  provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

Class M Certificates                  The yield to investors  in any class of the  subordinated  certificates  of any series  will be  sensitive  to the rate and  timing of  losses  on the  related mortgage loans, if those losses are not covered by a more subordinate  class of subordinated certificates.

                                      It is not expected that a class of  subordinated  certificates,  other than any class of  senior  support  certificates,  will  receive  any  distributions  of principal  prepayments  until a  distribution  date described in the term sheet
                                      for  a  class   of   certificates.   On  or   after   that   date,   all  or  a
                                      disproportionately  large  portion of  principal  prepayments  on the  mortgage loans in each loan group,  in the case of a series  with common  subordination, or  in  the  related  loan  group,  in  the  case  of a  series  with  separate
                                      subordination,   may  be  allocated  to  the  related  senior  certificates  as described  in this  term  sheet  supplement,  and none or a  disproportionately small  portion  of  principal  prepayments  may be paid to the  holders  of the
                                      subordinated   certificates,   other   than  any   class  of   senior   support
                                      certificates.  As a result,  the  weighted  average  lives of the  subordinated certificates  may be longer than would otherwise be the case.

                                      See "Description of the  Certificates--Allocation  of Losses;  Subordination" in
                                      this term sheet supplement.

                                                            ISSUING ENTITY

     The depositor will establish a trust with respect to each series on the closing date for that series,  under a series  supplement, dated as of the cut-off date for that series,  to the standard  terms of pooling and  servicing  agreement,  dated as of March 1, 2006, among the depositor,  the master servicer and the trustee  together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New  York. On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage  loans that in the  aggregate  will  constitute a mortgage  pool,  secured by first  liens on one- to  four-family  residential  properties  with terms to  maturity  of not more than 30 years.  The mortgage  pool may be a single loan group or divided into two or more loan groups.  The trust will not have any  additional equity.  The pooling and servicing  agreement for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing agreement for that series,  activities  necessary,  suitable or  convenient to such actions and other  activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

     The  pooling  and  servicing  agreement  will  provide  that  the  depositor  assigns  to  the  trustee  for  the  benefit  of the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

     Some  capitalized  terms  used  in  this  term  sheet  supplement  have  the  meanings  given  below  under  "Description  of  the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                      SPONSOR AND MASTER SERVICER

     Residential Funding  Corporation,  a Delaware  corporation,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others. See "The  Trusts--Mortgage  Collateral Sellers" and  "--Qualifications of
Sellers"  in  the  related  base  prospectus  for  a  general  description  of  applicable  seller/servicer  eligibility  requirements.
Residential Funding  Corporation's  principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437. Its telephone number is (952) 857-7000.  Residential  Funding  Corporation  conducts  operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding
Corporation finances its operations primarily through its securitization program.

     Residential  Funding  Corporation  was  founded  in 1982 and began  operations  in 1986,  acquiring,  servicing  and  securitizing residential  jumbo mortgage  loans secured by first liens on one- to  four-family  residential  properties.  General Motors  Acceptance
Corporation  purchased  Residential  Funding Corporation in 1990. In 1995,  Residential  Funding  Corporation  expanded its business to include "Alt A" first lien mortgage loans,  such as the mortgage loans described in the related base  prospectus.  Residential  Funding
Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

     The following tables set forth the aggregate  principal amount of publicly offered  securitizations of mortgage loans sponsored by
Residential  Funding  Corporation for the past five years and for the six months ended June 30, 2006.  Residential  Funding Corporation sponsored  approximately  $23.9 billion and $2.4 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the
2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  Residential  Funding Corporation sponsored  approximately  $52.1 billion and $2.4 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the
2005 calendar year backed by first lien  mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                                   Sponsor Securitization Experience

                                                  FIRST LIEN MORTGAGE LOANS
                                                                                                                  SIX MONTHS
VOLUME BY PRINCIPAL BALANCE       2001             2002            2003             2004            2005        ENDED 6/30/06
   Prime Mortgages (1)       $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792 $24,149,038,614  $15,986,659,784
   Non-Prime Mortgages (2)   $7,566,949,253   $15,475,700,554 $27,931,235,627  $24,408,531,445 $27,928,496,334  $14,270,539,852
   Total                     $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237 $52,077,534,948  $30,257,199,636
   Prime Mortgages (1)                68.41%          51.11%           40.44%          32.87%           46.37%          52.84%
   Non-Prime Mortgages (2)            31.59%          48.89%           59.56%          67.13%           53.63%          47.16%
   Total                             100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                   98.71%         (1.28)%           17.22%        (36.97)%          102.03%               -
Non-Prime Mortgages (2)                2.60%         104.52%           80.48%        (12.61)%           14.42%               -
Total Volume                          53.34%          32.14%           48.15%        (22.46)%           43.22%               -

                                                  JUNIOR LIEN MORTGAGE LOANS
                                                                                                                  SIX MONTHS
VOLUME BY PRINCIPAL BALANCE          2001            2002             2003            2004             2005     ENDED 6/30/06
     Prime Mortgages (1)     $2,438,519,235   $2,875,005,049  $3,207,008,585   $2,085,015,925  $2,409,506,573   $1,567,743,737
     Non-Prime    Mortgages
     (2)                                 -                -               -                -               -                 -
     Total                   $2,438,519,235   $2,875,005,049  $3,207,008,585   $2,085,015,925  $2,409,506,573   $1,567,743,737
     Prime Mortgages (1)             100.00%         100.00%          100.00%         100.00%          100.00%         100.00%
     Non-Prime    Mortgages
     (2)                               0.00%           0.00%            0.00%           0.00%            0.00%           0.00%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
     Prime Mortgages (1)            (12.07)%          17.90%           11.55%        (34.99)%           15.56%               -
     Non-Prime    Mortgages
     (2)                                 -                -               -                -               -                 -
     Total Volume                   (12.07)%          17.90%           11.55%        (34.99)%           15.56%               -

                                                     FIRST LIEN MORTGAGE LOANS
                                                                                                                  SIX MONTHS
 VOLUME BY NUMBER OF LOANS           2001            2002             2003            2004             2005     ENDED 6/30/06

     Prime Mortgages (1)     57,758                   68,077           86,166          55,773           91,631          58,177
     Non-Prime    Mortgages
     (2)                              71,443         136,789          200,446         170,696          173,796          86,598

     Total                           129,201         204,866          286,612         226,469          265,427         144,775
     Prime Mortgages (1)              44.70%          33.23%           30.06%          24.63%           34.52%          40.18%
     Non-Prime    Mortgages
     (2)                              55.30%          66.77%           69.94%          75.37%           65.48%          59.82%
     Total                           100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
     Prime Mortgages (1)              56.78%          17.87%           26.57%        (35.27)%           64.29%               -
     Non-Prime    Mortgages
     (2)                             (5.21)%          91.47%           46.54%        (14.84)%            1.82%               -
     Total                            15.14%          58.56%           39.90%        (20.98)%           17.20%               -

                                                  JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY                                                                                                SIX MONTHS
      NUMBER OF LOANS              2001            2002             2003            2004             2005       ENDED 6/30/06
     Prime Mortgages (1)               62,952          73,188           84,962          51,614           53,071          31,933
     Non-Prime    Mortgages
     (2)                                    -               -                -               -                -               -
     Total                             62,952          73,188           84,962          51,614           53,071          31,933

     Prime Mortgages (1)              100.00%         100.00%          100.00%         100.00%          100.00%        100.00%
     Non-Prime    Mortgages
     (2)                                0.00%           0.00%            0.00%           0.00%            0.00%          0.00%
     Total                           100.00%         100.00%          100.00%         100.00%          100.00%         100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
     Prime Mortgages (1)             (16.49)%          16.26%           16.09%        (39.25)%            2.82%              -
     Non-Prime    Mortgages
     (2)                                    -               -                -               -                -              -
     Total                           (16.49)%          16.26%           16.09%        (39.25)%            2.82%              -
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     The following tables set forth the annual or quarterly average outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Corporation for the past five years and for the six months ended June 30, 2006, and the annual or quarterly average number of such loans for the same period, as applicable.
Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and
$3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal  during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under "Percentage Change from Prior Year"
represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                 MASTER SERVICER SERVICING EXPERIENCE

     First Lien Mortgage Loans
                                                                                                                     SIX
     VOLUME BY AVERAGE                                                                                               MONTHS
   OUTSTANDING PRINCIPAL                                                                                             ENDED
          BALANCE                    2001            2002             2003            2004             2005           6/30/06
Prime Mortgages (1)           $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854 $47,935,800,813 $60,649,951,491
Non-Prime Mortgages (2)       $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736 $53,938,083,312 $59,024,755,323
Total                         $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591 $101,873,884,125$119,674,706,814
Prime Mortgages (1)                     75.77%           63.47%          46.18%           39.12%          47.05%         50.68%
Non-Prime Mortgages (2)                 24.23%           36.53%          53.82%           60.88%          52.95%         49.32%
Total                                  100.00%          100.00%         100.00%          100.00%         100.00%        100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                     (3.91)%         (15.75)%        (22.03)%          (3.84)%         47.71%              -
Non-Prime Mortgages (2)                 27.94%           51.62%          57.90%           28.41%           6.79%              -
Total Based on Average                       %               7%               2%
Outstanding Principal
Balance                                  2.26             0.5%           7.17            13.5%          22.79               -

                                                  JUNIOR LIEN MORTGAGE LOANS
     VOLUME BY AVERAGE
   OUTSTANDING PRINCIPAL                                                                                          SIX MONTHS
          BALANCE                 2001             2002            2003             2004            2005         ENDED 6/30/06
                                                                                                                $
Prime Mortgages (1)           $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777  6,614,978,613
                                                                                                                 $
Non-Prime Mortgages (2)       $           0    $           0   $           0    $           0   $           0   0
                                                                                                                $
Total                         $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057  $5,476,133,777  6,614,978,613
Prime Mortgages (1)                    100.00%          100.00%         100.00%          100.00%         100.00%        100.00%
Non-Prime Mortgages (2)                  0.00%            0.00%           0.00%            0.00%           0.00%          0.00%
Total                                  100.00%          100.00%         100.00%          100.00%         100.00%        100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                     13.85%           16.79%           6.40%           17.65%           6.63%              -
Non-Prime Mortgages (2)                  -                -               -                -               -                  -
Total Based on Average                       %               9%               5%
Outstanding Principal
Balance                                 13.85            16.7%           6.40            17.6%           6.63               -

FIRST LIEN MORTGAGE LOANS
 VOLUME BY AVERAGE NUMBER                                                                                       Six      Months
         OF LOANS            2001             2002            2003             2004            2005             Ended 6/30/06
Prime Mortgages (1)                 237,946          202,938         168,654          156,745         201,903          243,014
Non-Prime Mortgages (2)             168,058          242,625         341,863          414,639         411,550          430,831
Total                               406,004          445,563         510,517          571,384         613,453          673,845
Prime Mortgages (1)                     58.61%           45.55%          33.04%           27.43%          32.91%           36.06%
Non-Prime Mortgages (2)                 41.39%           54.45%          66.96%           72.57%          67.09%           63.94%
Total                                  100.00%          100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                     (6.59)%         (14.71)%        (16.89)%          (7.06)%         28.81%              -
Non-Prime Mortgages (2)                 28.76%           44.37%          40.90%           21.29%          (0.74)%             -
Total   Based  on   Average                  %               4%               2%
Number of Loans                          5.39             9.7%          14.58            11.9%           7.36               -

=======================================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                                  JUNIOR LIEN MORTGAGE LOANS
  VOLUME BY PERCENTAGE OF                                                                                         SIX MONTHS
  AVERAGE NUMBER OF LOANS         2001             2002            2003             2004            2005         ENDED 6/30/06
Prime Mortgages (1)                  104,044         118,773          127,833         147,647          143,713          164,858
Non-Prime Mortgages (2)          -                -               -                -               -                -
Total                                104,044         118,773          127,833         147,647          143,713          164,858
Prime Mortgages (1)                    100.00%          100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages (2)                  0.00%            0.00%           0.00%            0.00%           0.00%            0.00%
Total                                  100.00%          100.00%         100.00%          100.00%         100.00%          100.00%
  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                     22.78%           14.16%           7.63%           15.50%          (2.66)%             -
Non-Prime Mortgages (2)                  -                -               -                -               -                  -
Total   Based  on   Average                  %               6%               0                )
Number of Loans                         22.78            14.1%           7.63            15.5%          (2.66%             -

=======================================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential Funding Corporation's overall procedures for originating and acquiring mortgage loans are described under
"Description of the Mortgage Pool--The Program" in this term sheet supplement.  Residential Funding Corporation's material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under "The
Trusts--Qualification of Sellers" and "The Trusts--Repurchases of Mortgage Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicer--Master Servicer."

     Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings Financial Network, Inc., or Homecomings,  originated and sold to  Residential  Funding  Corporation  certain of the  mortgage  loans  included in the mortgage  pool.  See  "Affiliations  Among
Transaction  Parties,"  "Description of the Mortgage  Pool--Originators"  and "Pooling and Servicing  Agreement--The  Master Servicer and
Subservicers" in this term sheet supplement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                         |                                                 |
                                         |                                                 |
                       -------------------------------                  --------------------------------
                       Residential Funding Corporation                  Residential Accredit Loans, Inc.
                       (Sponsor and Master Servicer)                            (Depositor)
                       -------------------------------                  --------------------------------
                                 |
                                 |
                       -------------------------------
                        Homecomings Financial Network
                                (Subservicer)
                       -------------------------------

                                                   DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool for each series will consist of mortgage loans, divided into one or more loan groups,  secured by first liens on fee simple or leasehold  interests in one-to  four-family  residential  real  properties.  The property  securing the mortgage  loan is referred to as the  mortgaged  property.  The mortgage  pool will consist of  conventional,  fixed-rate,  fully-amortizing,  first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination.

     All of the  mortgage  loans  included in the trust  established  for any series have been or will be  purchased  by the  depositor through its affiliate,  Residential  Funding,  from unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus or from HomeComings  Financial  Network,  Inc., a wholly-owned  subsidiary of the master servicer,  or other affiliated sellers.

     The mortgage  loans  included in the trust for any series will be selected for inclusion in the mortgage pool from among  mortgage loans  purchased in  connection  with the Expanded  Criteria  Program  described  below based on the  sponsor's  assessment of investor preferences and rating agency criteria.

     The depositor and  Residential  Funding will make certain  limited  representations  and  warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor and
Residential  Funding will be required to  repurchase or  substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and adversely  affects the interests of the  certificateholders  of that series in any of those mortgage  loans.  Residential  Funding will not assign to the depositor,  and consequently the depositor will not assign to the trustee for the benefit of the  certificateholders, any of the  representations  and  warranties  made by the  mortgage  collateral  sellers or the right to require the  related  mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and warranties occurs.  Accordingly, the only  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series that will be made for the benefit of the  certificateholders  of that series will be the limited  representations and warranties made by Residential
Funding and the depositor  described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage  Collateral" in the related base prospectus.

     A limited  amount of losses on  mortgage  loans as to which there was fraud in the  origination  of those  mortgage  loans will be covered by the  subordination  provided by the related Class M  Certificates  and Class B  Certificates  of that series as described in this term sheet supplement under "Description of the  Certificates--Allocation of Losses;  Subordination" and, subject to any applicable limitations,  all such losses  allocated to a class of Insured  Certificates of any series will be covered by the applicable  financial guaranty insurance policy.

     The original  mortgages  for some of the mortgage  loans  included in the trust  established  for any series have been,  or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

     In connection  with mortgage loans secured by a leasehold  interest,  if any,  Residential  Funding shall have  represented to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties  is an accepted  practice in the area where the  related  mortgaged  property is  located;  residential  property in such area  consisting  of  leasehold  estates is readily marketable;  the lease is recorded and no party is in any way in breach of any provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or encumbrance  by which the leasehold  could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

     A portion of the mortgage loans included in the trust  established for any series may be subject to the  Homeownership  and Equity
Protection  Act of 1994,  as amended,  as of the closing date for that series,  and none of the  mortgage  loans  included in the trust established for any series will be loans that,  under  applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar  designation if the law imposes greater  restrictions or additional  legal  liability for residential  mortgage loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

     A portion of the mortgage loans included in the trust  established  for any series may be 30 days or more delinquent in payment of principal and  interest.  For a description  of the  methodology  used to categorize  mortgage  loans as  delinquent,  see "Static Pool
Information" below.

     A portion of the mortgage loans included in the trust  established for any series may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

     A portion of the mortgage loans may be balloon loans that do not fully amortize,  if at all, providing for a substantial principal payment due at maturity.

     Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust established for any series may be stipulations  regarding  the  Credit  Scores of the  related  mortgagors.  Credit  Scores  are  obtained  by many  mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a class of certificates.

     A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and  prepayments in full,  other than a prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment  that, when added to all other amounts prepaid during the twelve-month  period  immediately  preceding the date of prepayment,  exceeds twenty percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series  will not be  available  for  distribution  on the  certificates  included in that  series.  See
"Certain Yield and Prepayment  Considerations"  in this term sheet supplement and "Certain Legal Aspects of the Mortgage  Loans--Default
Interest and Limitations on Prepayments" in the related base prospectus.

STATIC POOL INFORMATION

     Current  static pool data with respect to mortgage loans master  serviced by  Residential  Funding is available on the internet at
www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented  under "RALI" as the  issuer/shelf  and "QS" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information is referred to in this term sheet  supplement as Static Pool Data.  Static Pool Data that relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

     As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent when a payment due on any scheduled due date remains  unpaid as of the close of business on the next  following  monthly  scheduled due date; "60 to 89 days"
or "60 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage loan falls into these categories is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

     From time to time, the master servicer or a subservicer  will modify a mortgage loan,  recasting  monthly  payments for delinquent borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the modifications  become final. During any such trial period,  delinquencies are reported based on the mortgage loan's original  payment  terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period  generally may extend to up to six months before a  modification  is finalized.  Once the  modifications  become final  delinquencies  are reported  based on the modified terms.  Generally if a borrower fails to make payments during a trial period,  the mortgage loan goes into  foreclosure.  Historically, the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating  agencies  rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

     Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries  which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     There  can be no  assurance  that  the  delinquency  and  foreclosure  experience  set  forth  in the  Static  Pool  Data  will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

PRIMARY MORTGAGE INSURANCE AND STANDARD HAZARD INSURANCE

     Subject to limited exceptions,  each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard  insurance  policy.  In addition,  subject to limited exceptions,  and to the best of the depositor's knowledge,  each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering  at least 35% of the  balance of the  mortgage  loan at  origination  if the LTV ratio is between
100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%,  at least 25% of the balance of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

     The primary  insurers for the mortgage loans  included in the trust for each series will have a claims paying ability  acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related  certificates;  however, no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

     General.  Residential Funding, under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not qualify for other first  mortgage  purchase  programs  such as those run by Fannie Mae or Freddie Mac or by  Residential  Funding in connection with securities  issued by the  depositor's  affiliate,  Residential  Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage  loans under the program may  qualify  for the Fannie Mae or Freddie  Mac  programs.  Examples of mortgage  loans that may not qualify for such programs  include  mortgage loans secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to  borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include  mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs, and mortgage loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See "--Program  Underwriting  Standards"
below.  The inclusion of those mortgage loans may present  certain risks that are not present in those other  programs.  The program is administered by Residential Funding on behalf of the depositor.

     Qualifications  of Program Sellers.  Each Expanded  Criteria Program Seller has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's  Expanded  Criteria Seller Guide, or the Seller Guide. See "The  Trusts--Qualifications
of Sellers" in the related base prospectus.

     Program  Underwriting  Standards.  In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application  designed to provide to the original  lender  pertinent  credit  information  concerning  the mortgagor.  As part of the description of the mortgagor's  financial condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below),  credit  history and employment history,  and to furnish an  authorization  to apply for a credit report which  summarizes  the  borrower's  credit  history with local merchants  and lenders and any record of  bankruptcy.  The  mortgagor  may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor  had demand or savings  accounts.  In the case of non-owner  occupied  properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

     Based on the data provided in the  application and certain  verifications,  if required,  a determination  is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property,  including property taxes, utility costs,  standard hazard insurance and other fixed  obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on  obligations  that extend beyond ten months,  including  those  mentioned  above and other fixed  obligations,  must equal no more than specified  percentages of the  prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been originated under "reduced  documentation"  or "no stated income"  programs,  which require less  documentation and verification than do traditional "full  documentation"  programs.  Generally,  under a "reduced  documentation"
program,  no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain borrowers  with  acceptable  payment  histories  will  not be  required  to  provide  any  information  regarding  income  and no other investigation  regarding the  borrower's  income will be  undertaken.  Under a "no  income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the  mortgaged  property as security for  repayment of the related  mortgage  loan  generally is  determined by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.  Appraisers  may be staff  appraisers employed  by the  originator.  The  appraisal  procedure  guidelines  generally  require  the  appraiser  or an agent on its  behalf to personally  inspect the  property and to verify  whether the  property is in good  condition  and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis based on income  generated from the property,  or replacement  cost analysis based on the current cost of  constructing  or  purchasing  a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to assigning  the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the  underwriting  information provided by the mortgage  collateral  sellers for most of the mortgage  loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the
Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information  by Residential
Funding was performed  using an automated  underwriting  system.  Any  determination  described  above using an automated  underwriting system will only be based on the  information  entered into the system and the  information  the system is  programmed  to review.  See
"The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

     Because of the program criteria and  underwriting  standards  described above, the mortgage loans may experience  greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

     Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than either the
1st or 15th day of each month,  with a grace  period.  The  applicable  servicer  sends monthly  invoices to borrowers.  In some cases, borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and
Western Union quick check,  although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

     All of the mortgage  loans in the mortgage pool were  originated  in  accordance  with the  underwriting  criteria of  Residential
Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding  will  review  each  mortgage  loan for compliance  with its  underwriting  standards  prior to purchase as  described  under "The Trusts -  Underwriting  Policies - Automated
Underwriting" in the related base prospectus.

     The applicable  underwriting  standards include a set of specific criteria by which the underwriting  evaluation is made. However, the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage  loan will be  considered to be originated in  accordance  with the  underwriting  standards  described  above if, based on an overall qualitative  evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria  included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

     Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation may remove mortgage loans from the mortgage pool as a result of  incomplete  or  defective  documentation,  or if it  determines  that the mortgage  loan does not satisfy  certain characteristics.  Residential  Funding  Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

     A current report on Form 8-K will be available to purchasers of the offered  certificates and will be filed by the issuing entity, in its own name,  together with the pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates.

                                                    DESCRIPTION OF THE CERTIFICATES

GENERAL

      The trust will issue certificates  pursuant to the pooling and servicing agreement.  The certificates consist of certain publicly offered classes of certificates  as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more classes of Class B Certificates  which are not publicly offered.  The various classes of
Class A  Certificates  are referred to  collectively  as the Class A  Certificates.  The various  classes of Class R  Certificates  are referred  to  collectively  as the  Class R, or  Residual,  Certificates.  The  various  classes  of Class A  Certificates  and Class R
Certificates are referred to collectively as the Senior Certificates.  In addition to the Senior  Certificates,  except as is otherwise set forth in any final term sheet  supplement  for that series,  each series of  certificates  will include six classes of  subordinate certificates  which  are  designated  as the  Class  M-1  Certificates,  Class M-2  Certificates,  Class  M-3  Certificates,  Class B-1
Certificates,  Class B-2 Certificates and Class B-3  Certificates,  collectively  referred to as the subordinated  certificates.  Those classes  of  certificates  that have a  pass-through  rate based on an index,  such as LIBOR,  plus a related  pass-through  margin are referred to collectively as Adjustable Rate  Certificates.  Those classes of certificates  that have a pass-through rate based on LIBOR are  collectively  referred  to as the LIBOR  Certificates.  Those  classes of  certificates  that  receive a portion of the  principal payments  only on the related  mortgage  loans that have net mortgage  rates lower than the Discount Net Mortgage  Rate are referred to collectively as the Class A-P  Certificates.  Those classes of certificates  that receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage  rates higher than the Discount Net Mortgage Rate are referred to  collectively  as the  Variable  Strip  Certificates  or Class A-V  Certificates.  See  "Glossary"  in the related  base  prospectus  for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

     The  certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust. For any series the related trust will consist of:

              o   the mortgage loans;

              o   the cash  deposited in respect of the mortgage  loans in the  Custodial  Account and in the  Certificate  Account and
                  belonging to the trust;

              o   property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

              o   with respect to any class of Insured  Certificates  of that series,  any  applicable  reserve fund and any applicable rounding account;

              o   any applicable primary insurance policies and standard hazard insurance policies;

              o   a yield maintenance agreement, if applicable; and

              o   all proceeds of any of the foregoing.

     Where  the  mortgage  loans in a trust  established  for a series  have been  divided  into two or more loan  groups,  the  Senior
Certificates  will receive  distributions of principal and interest from the mortgage loans in the loan group or loan groups designated in the final term sheet for any such class of certificates.

     As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the loan group from which a class of certificates  will receive  distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

     For some series of certificates,  referred to herein as series with common subordination,  subordinate certificates will be issued related to all Senior  Certificates  of that series.  These  subordinate  certificates  will receive  payments on the mortgage loans in each loan group for that series and will serve as credit  enhancement for all Senior  Certificates of that series, as described in this term sheet supplement.

     References to the related  mortgage loans with respect to the  subordinate  certificates  in any series with common  subordination will mean the mortgage loans.

     For some series of  certificates,  referred to herein as series  with  separate  subordination,  a separate  group of  subordinate certificates  will be issued related solely to that group and assigned a numerical  designation,  such as Class I-M-1 and Class II-M-1, to denote the group to which the certificates  belong.  These  subordinate  certificates will receive payments on the mortgage loans in the related loan group and will serve as credit enhancement solely for the related group of Senior  Certificates,  as described in this term sheet supplement.

     References to the related  mortgage loans with respect to the subordinate  certificates of any certificate  group in a series with separate subordination will mean the mortgage loans in the related loan group.

     As used in this term sheet  supplement,  references to the related (or words of similar  effect) Class M  Certificates  or Class B
Certificates  will mean, in the case of a series with separate  subordination,  the Class M Certificates or Class B Certificates in the
related certificate group.

     The Senior Certificates,  other than the Residual  Certificates,  and the Class M Certificates  identified in the final term sheet for any class of offered  certificates  will be available only in book-entry form through  facilities of The Depository  Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

     The DTC registered  certificates  of any series will be represented by one or more  certificates  registered in the name of Cede &
Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a certificate of any class in fully  registered form, or a definitive  certificate,  except as described in this term sheet supplement under  "--Book-Entry  Registration of Certain of the Offered
Certificates--Definitive  Certificates." Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

                  all  references  to actions by  certificateholders  with respect to the DTC  registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

                  all references in this term sheet supplement to distributions,  notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions,  notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates,  for distribution to beneficial owners by
                  DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

     ACCRETION  TERMINATION  DATE--The earlier to occur of (i) the distribution  date on which the Certificate  Principal Balance of the
Accretion Directed Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

     ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified class or classes of Accrual  Certificates,  if any, of any series and each  distribution  date preceding the Accretion  Termination  Rate for that class, an amount equal to the aggregate  amount of Accrued
Certificate  Interest on such class or classes of Accrual  Certificates for that date which will be added to the Certificate  Principal
Balance thereof,  and distributed to the holders of the related class or classes of Accretion  Directed  Certificates,  as described in any final term sheet for that class of  certificates,  as principal in reduction of the Certificate  Principal  Balances  thereof.  Any distributions of the Accrual  Distribution Amount for any specified classes or classes of Accrual  Certificates to the related class or classes of  Accretion  Directed  Certificates  will  reduce the  Certificate  Principal  Balances of such  related  class or classes of certificates  by that  amount.  The amount that is added to the  Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the  pass-through  rate for that class. On each  distribution  date on or after the Accretion  Termination Date for a class of Accretion Directed  Certificates of any series, the entire Accrued Certificate  Interest on the Accrual Certificates for
that date will be payable to the holders of those  certificates,  as interest to the extent not required to fully reduce the amounts of the Accretion Directed  Certificates to zero on the Accretion  Termination Date; provided,  however,  that if the Accretion Termination
Date is the Credit Support  Depletion  Date, the entire  Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Accrual Certificates.

     ACCRUED CERTIFICATE  INTEREST--With  respect to any class of offered certificates and any distribution date, an amount equal to (a)
in the case of each class of  offered  certificates,  other than the  Interest  Only  Certificates  and  Principal  Only  Certificates,
interest  accrued during the related  Interest  Accrual Period on the Certificate  Principal  Balance of the certificates of that class immediately  prior to that distribution  date at the related  pass-through rate and (b) in the case of the Interest Only  Certificates, interest  accrued during the related  Interest Accrual Period on the related  Notional Amount  immediately  prior to that  distribution date at the  then-applicable  pass-through rate on that class for that distribution date; in each case less interest  shortfalls on the mortgage  loans in the related  loan group  included in the trust  established  for that  series,  if any,  allocated  thereto for that distribution date to the extent not covered,  with respect to the Senior  Certificates for that series,  by the subordination  provided by the related Class B Certificates and the related Class M Certificates,  in the case of a series with separate subordination,  or the
Class B  Certificates  and Class M  Certificates  of that series,  in the case of a series with common  subordination,  and,  only with respect to a class of Super Senior  Certificates,  if any, by the  subordination  provided by the related Senior Support  Certificates, and,  only with  respect  to a class of  Insured  Certificates,  if any,  by any  applicable  reserve  fund and the  additional  credit enhancement  provided by the applicable  financial  guaranty  insurance policy,  and, with respect to the Class M Certificates,  to the extent  not  covered  by the  subordination  provided  by the  related  Class B  Certificates,  in the case of a series  with  separate subordination,  or the Class B Certificates of that series, in the case of a series with common  subordination and any related class or classes of Class M Certificates,  in the case of a series with separate  subordination  or the Class M Certificates of that series,  in the case of a series with common subordination having a lower payment priority, including in each case:

         (i)      any Prepayment  Interest  Shortfall on the mortgage loans in the related loan group included in the trust established for that series to the extent not covered by the master servicer as described in this term sheet supplement under  "Description of the Certificates--Interest Distributions";

         (ii)     the interest  portions of Realized  Losses,  including  Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess
     Bankruptcy Losses and  Extraordinary  Losses on the mortgage loans in the related loan group included in the trust established for that series not allocated through subordination;

         (iii)    the  interest  portion of any  Advances  that were made with respect to  delinquencies  on the mortgage  loans in the related loan group included in the trust  established for that series that were ultimately  determined to be Excess Special Hazard
     Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

         (iv)     any other interest  shortfalls on the mortgage loans in the related loan group included in the trust  established for that series not covered by the  subordination  provided by the related Class M  Certificates  or Class B  Certificates,  including interest  shortfalls  relating to the  Servicemembers  Civil Relief Act, as amended,  or similar  legislation or regulations,  all allocated as described below.

Any reductions will be allocated  among the holders of the related  classes of certificates in proportion to the respective  amounts of
Accrued  Certificate  Interest that would have been payable on that  distribution date from the related loan group or trust established for that series  absent these  reductions.  The  shortfalls  that are  allocated  to the Insured  Certificates,  other than  Prepayment
Interest  Shortfalls  to the extent  covered by amounts due from the master  servicer  or from funds on deposit in the Reserve  Fund or shortfalls  relating to the  application  of the Relief Act or similar  legislation  or  regulations  to the extent covered by funds on deposit in the Reserve Fund,  will be covered by the policy.  In the case of each class of Class M  Certificates,  Accrued  Certificate
Interest  on that class will be further  reduced by the  allocation  of the  interest  portion of certain  losses  thereto,  if any, as
described below   under  "--Allocation  of  Losses;  Subordination."  Accrued  Certificate  Interest  on each  class of  related  Senior
Certificates  will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of  certificates  is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     ADVANCE--As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payments of principal and interest due on the  mortgage  loan during the  related Due Period  which were not  received  as of the close of  business on the  business  day preceding the related determination date.

     AVAILABLE  DISTRIBUTION  AMOUNT--With respect to any distribution date and each loan group, as applicable,  an amount equal to the aggregate of:

                  the  aggregate  amount of scheduled  payments on the mortgage  loans in the related loan group due during the related
                  Due Period and  received  on or prior to the related  determination  date,  after  deduction  of the  related  master servicing fees and any subservicing  fees,  which are  collectively  referred to as the servicing fees and payment of any premium and to the  applicable  Certificate  Insurer  with respect to any  financial  guaranty  insurance  policy related to that series;

                  all unscheduled payments on the mortgage loans in the related loan group, including mortgagor prepayments,  Insurance
                  Proceeds,  Liquidation  Proceeds,  Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage  loans  occurring  during the preceding  calendar  month or, in the case of mortgagor  prepayments  in full, during the related Prepayment Period; and

                  all Advances on the mortgage  loans in the related loan group made for that  distribution  date,  in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

     In addition to the  foregoing  amounts,  with  respect to  unscheduled  collections  on the mortgage  loans  included in the trust established for that series, not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of  receipt,  but is not  obligated  to do so. As described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding  calendar  month for the purposes of calculating the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination date is the second business day prior to that distribution date.

     AVAILABLE FUNDS CAP--With  respect to any distribution  date on or before the  distribution  date set forth in any final term sheet for a class of certificates and the related classes of certificates,  a certain rate per annum, plus amounts,  if any, paid pursuant to the yield  maintenance  agreement  and  allocated to that class of  certificates,  expressed  as a per annum rate.  With respect to any distribution  date on or before the  distribution  date set forth in any final term sheet for a class of  certificates  and the related classes of certificates, a certain rate per annum.

     CAPITALIZATION  REIMBURSEMENT  AMOUNT--With respect to any distribution date and each loan group as determined  separately for each loan group,  the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans in the related loan group during the preceding  calendar  month and  reimbursed to the master  servicer or  subservicer  on or prior to such  distribution  date,  plus the  related  Capitalization  Reimbursement  Shortfall  Amount  remaining  unreimbursed  from any prior distribution  date for that series and  reimbursed to the master  servicer or subservicer  on or prior to such  distribution  date. The master  servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts  only from the  principal  collections  on the mortgage loans in the related loan group.

     CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any distribution  date and a loan group, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal  balance of the mortgage loans in the related loan group during the  preceding  calendar  month  exceeds the amount of principal  payments on the mortgage  loans  included in the related
Available Distribution Amount for that series and distribution date.

     CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any offered certificate of any series, other than the Interest Only Certificates, as of any date of determination,  an amount equal to the sum of (x) the initial  Certificate  Principal Balance of that certificate and
(y) in the case of any class of  Accrual  Certificates,  if any,  an amount  equal to the  Accrued  Certificate  Interest  added to the
Certificate  Principal  Balance of that class of Accrual  Certificates  on each  distribution  date prior to the  applicable  Accretion
Termination  Date for that series,  reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate and (b) any reductions in the Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection  with  allocations of Realized  Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the Certificate Principal Balances of the Class B Certificates,  in the case of a series with common subordination,  or the related  Class B  Certificates  in the case of a series with  separate  subordination,  for that series have been reduced to zero,  the
Certificate  Principal  Balance of any  certificate of the class of the related Class M  Certificates  for that series with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses,  Excess Fraud Losses,  Excess Special Hazard Losses and
Extraordinary  Losses on the mortgage loans included in the trust  established for that series,  have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent  Recoveries not previously  allocated,  but not by more than the amount of Realized Losses previously  allocated to reduce the Certificate  Principal Balance of that certificate,  and the  Certificate  Principal  Balance  of the class of  certificates,  in the case of a series  with  common  subordination,  or related certificates in a series with separate  subordination,  with a Certificate  Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage  interest  evidenced  thereby  multiplied by the excess, if any, of (i) the  then-aggregate  Certificate  Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate  Stated  Principal  Balance of all of the  mortgage  loans,  in the case of a series with common  subordination,  or the related mortgage loans in a series with separate subordination.

     CLASS A-P  COLLECTION  SHORTFALL-- With  respect to any  distribution  date and a loan  group,  the extent to which (1) the amount included under clause (iii) of the definition of Class A-P Principal  Distribution  Amount for that  distribution  date and loan group, as applicable,  is less than (2) the amount described in (a) under clause (iii) of such definition of Class A-P Principal  Distribution
Amount.  Notwithstanding  any other  provision of this term sheet  supplement,  any  distribution  relating to any Class A-P Collection
Shortfall,  in the case of a series with common subordination,  to the extent not covered by any amounts otherwise distributable to the
Class B-3 Certificates of that series shall result in a reduction of the amount of principal  distributions on that  distribution  date on (i) first,  the Class B-2  Certificates  and Class B-1  Certificates,  and (ii) second,  the Class M  Certificates,  in each case in reverse  order of their payment  priority,  or in the case of a series with  separate  subordination,  to the extent not covered by any amounts  otherwise  distributable  to the related  Class B-3  Certificates  of that series shall result in a reduction of the amount of principal  distributions on that  distribution  date on (i) first, the related Class B-2 Certificates and Class B-1  Certificates,  and
(ii) second, the related Class M Certificates, in each case in reverse order of their payment priority.

     CLASS A-P PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date and loan group,  as applicable,  a distribution allocable to principal made to holders of the related Class A-P Certificates from the related Available  Distribution  Amount remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

         (i)      the related Discount  Fraction of the principal  portion of the scheduled  monthly payment on each Discount  Mortgage
     Loan in the  related  loan  group  due  during  the  related  Due  Period,  whether  or not  received  on or prior to the  related determination  date, less the Discount  Fraction of the principal  portion of any related Debt Service  Reductions  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

         (ii)     the related Discount Fraction of the principal portion of all unscheduled  collections on each Discount Mortgage Loan in the related loan group,  other than amounts received in connection with a Final  Disposition of a Discount Mortgage Loan in the related loan group described in clause (iii) below,  including mortgagor  prepayments,  repurchases of Discount Mortgage Loans or, in the case of a substitution,  amounts representing a principal  adjustment,  as required by the pooling and servicing agreement,
     Liquidation Proceeds,  Subsequent  Recoveries and Insurance Proceeds,  to the extent applied as recoveries of principal,  received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

         (iii)    in connection  with the Final  Disposition of a Discount  Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses, an amount equal to the lesser of (a) the applicable  Discount  Fraction of the Stated  Principal  Balance of that Discount  Mortgage Loan immediately prior to that  distribution  date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

         (iv)     any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through
     (iii) above that remain undistributed; and

         (v)      an amount equal to the aggregate of the related Class A-P  Collection  Shortfalls  for all  distribution  dates on or prior to such  distribution  date,  less any amounts  paid under this  clause on a prior  distribution  date,  until paid in full;
     provided,  that  distributions  under this  clause (v) shall  only be made to the extent of  Eligible  Funds for such group on any distribution date; minus

         (vi)     the related Discount Fraction of the portion of the  Capitalization  Reimbursement  Amount for the related loan group for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding the forgoing,  on or after the Credit Support Depletion Date, the Class A-P Principal  Distribution Amount with respect to any  distribution  date and loan group will  equal the  Discount  Fraction  of the  principal  portion  of  scheduled  payments  and unscheduled  collections  received  or  advanced in respect of  Discount  Mortgage  Loans in the  related  loan group minus the related
Discount Fraction of the portion of the related  Capitalization  Reimbursement  Amount for such  distribution  date, if any, related to each Discount Mortgage Loan in the related loan group.

     CLASS M PERCENTAGE--With respect to the Class M-1, Class M-2 and Class M-3  Certificates for any series with common  subordination and any  distribution  date, a percentage  equal to the Certificate  Principal  Balance of the related class of Class M Certificates of that series  immediately  prior to that  distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the related Discount  Fraction of the Stated Principal Balance of
each Discount  Mortgage Loan for that series,  immediately  prior to that  distribution  date. With respect to the Class M-1, Class M-2 and Class M-3  Certificates  related to any loan  group for any  series  with  separate  subordination  and any  distribution  date,  a percentage that will equal the Certificate  Principal  Balance of the class of related Class M Certificates  immediately  prior to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related loan group,  other than the related Discount Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

     CREDIT SUPPORT  DEPLETION DATE--For any series that is a series with common  subordination,  the first  distribution date on which the Senior  Percentage  equals 100%,  and for any series that is a series with separate  subordination  and each loan group,  the first distribution  date on which the aggregate  Certificate  Principal  Balance of the related Class M Certificates  and the related Class B
Certificates has been reduced to zero.

     DECEASED  HOLDER--For  any series  with a class of Random Lot  Insured  Certificates,  a  beneficial  owner of a Random Lot Insured
Certificate of that class who was a natural  person living at the time that holder's  interest was acquired and whose executor or other authorized  representative  causes to be furnished to the  participant,  evidence of death  satisfactory to the participant and any tax waivers requested by the participant.

     DISCOUNT FRACTION--With respect to each Discount Mortgage Loan included in each loan group of any series, a fraction,  expressed as a percentage,  the  numerator of which is the Discount  Mortgage Rate for that loan group minus the Net Mortgage Rate for such Discount
Mortgage Loan and the denominator of which is the Discount  Mortgage Rate for that loan group.  The Class A-P  Certificates  related to any loan group will be entitled to payments  based on the Discount  Fraction of the  Discount  Mortgage  Loans  included in the related loan group.

     DISCOUNT  MORTGAGE  LOAN--Any mortgage loan included in the trust established for any series with a Net Mortgage Rate less than the related Discount Net Mortgage Rate.

     DISCOUNT  NET  MORTGAGE  RATE--With  respect to any series and any loan group,  as set forth in any final term sheet for a class of certificates.

     DUE DATE--With  respect to any  distribution  date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

     DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.
     ELIGIBLE  FUNDS--With  respect to any distribution date and for each loan group of any series, an amount equal to the excess of (i)
the related Available  Distribution  Amount over (ii) the sum of the related Senior Interest  Distribution  Amount,  the related Senior
Principal  Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal  Distribution Amount"), the  related  Class A-P  Principal  Distribution  Amount  (determined  without  regard to clause  (v) of the  definition  of "Class A-P
Principal  Distribution  Amount") and, in the case of a series with common  subordination,  the aggregate amount of Accrued Certificate
Interest  on the  Class M,  Class  B-1 and  Class  B-2  Certificates  for that  series.,  and,  in the case of a series  with  separate subordination, the aggregate amount of Accrued Certificate Interest on the related Class M, Class B-1, and Class B-2 Certificates.

     EXCESS BANKRUPTCY  LOSSES-- Bankruptcy Losses on the mortgage loans included any loan group in excess of the Bankruptcy Amount for that loan group.

     EXCESS FRAUD  LOSSES-- Fraud Losses on the mortgage  loans  included in any loan group in excess of the Fraud Loss Amount for that loan group.

     EXCESS  SPECIAL  HAZARD  LOSSES-- Special  Hazard Losses on the mortgage loans included in any loan group in excess of the Special
Hazard Amount for that loan group.

     EXCESS  SUBORDINATE  PRINCIPAL AMOUNT--For any series that is a series with common  subordination and with respect to a loan group and any distribution date on which the Certificate  Principal Balance of the most subordinate class or classes of certificates  related to that loan group then  outstanding is to be reduced to zero and on which  Realized  Losses are to be allocated to that class or those classes,  the  amount,  if any, by which (i) the amount of  principal  that would  otherwise  be  distributable  on that class or those classes of certificates  on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal
Balance of that class or those  classes of  certificates  immediately  prior to that  distribution  date over the  aggregate  amount of
Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution  date, as reduced by any amount calculated with respect to that loan group pursuant to clause (v) of the definition of "Class A-P Principal  Distribution  Amount." The
Excess  Subordinate  Principal  Amount will be  allocated  among the groups of Senior  Certificates  on a pro rata basis,  based on the amount of Realized Losses in the respective loan groups allocated to the certificates on that distribution date.

     For any series that is a series with separate  subordination  and with respect to a loan group and any distribution  date on which the Certificate  Principal  Balance of the most subordinate  class or classes of certificates  related to a loan group then outstanding is to be reduced to zero and on which  Realized  Losses are to be  allocated  to that class or those  classes,  the amount,  if any, by which (i) the amount of  principal  that would  otherwise  be  distributable  on that class or those  classes of  certificates  on that distribution  date is greater  than (ii) the excess,  if any, of the  aggregate  Certificate  Principal  Balance of that class or those classes of certificates  immediately  prior to that  distribution  date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the related  definition of "Class A-P  Distribution  Amount." The Excess  Subordinate  Principal  Amount will be allocated  between the
Senior  Certificates  (other than the related Class A-P  Certificates),  on a pro rata basis,  and then to the Class M Certificates  in order of payment  priority  related to each loan group,  in accordance  with the amount of Realized Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

     FINAL  DISPOSITION--With  respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     INTEREST  ACCRUAL  PERIOD--For  all classes of  certificates,  other than the  Adjustable  Rate  Certificates,  the calendar  month preceding the month in which the  distribution  date occurs.  The Interest  Accrual Period for the Adjustable Rate  Certificates is the
one-month period  commencing on the 25th day of the month preceding the month in which the  distribution  date occurs and ending on the
24th day of the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions  of interest on any distribution  date for all classes of certificates,  including the Adjustable Rate  Certificates,  will reflect interest  accrued,  and receipts for that  interest  accrued,  on the mortgage  loans in the related loan group for the  preceding  calendar  month,  as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in  collections  of interest to the extent  described in this term sheet supplement.

     LOCKOUT PERCENTAGE--As described in any final term sheet for a class of certificates.

     NET MORTGAGE  RATE--As to a mortgage  loan,  the mortgage rate minus the rate per annum at which the related  master  servicing and subservicing fees accrue.

     NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

     NOTIONAL  AMOUNT--As of any date of determination,  the Notional Amount of any class of Notional  Certificates is equal to all or a portion of the aggregate  Certificate  Principal Balance of the related  Certificates  immediately  prior to that date.  Reference to a
Notional  Amount with  respect to any  Interest  Only  Certificate  is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

     NOTIONAL  CERTIFICATES -- Any class of  certificates  for which  interest  accrues on a  Notional  Amount  based on the  aggregate
Certificate Principal Balance of another class of certificates.

     RANDOM LOT INSURED  CERTIFICATES--For any series, any class of Insured Certificates of that series subject to random lot procedures and certain rules  regarding the  procedures,  practices and  limitations  applicable to the  distribution  of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

     RECORD  DATE--With  respect to any  certificates,  other than the Adjustable Rate  Certificates  for so long as the Adjustable Rate
Certificates  are in  book-entry  form,  and any  distribution  date,  the close of business on the last  business day of the preceding calendar month.  With respect to the Adjustable Rate  Certificates and any distribution  date provided the Adjustable Rate Certificates are in book-entry form, the close of business on the business day prior to that distribution date.

     SENIOR ACCELERATED  DISTRIBUTION PERCENTAGE--The Senior Accelerated Distribution Percentage for any distribution date and any loan group occurring after the first five years following the closing date will be as follows:

                  for any  distribution  date during the sixth year after the closing  date,  the related  Senior  Percentage  for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

                  for any  distribution  date during the seventh year after the closing date,  the related  Senior  Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

                  for any  distribution  date during the eighth year after the closing date,  the related  Senior  Percentage  for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

                  for any  distribution  date during the ninth year after the closing  date,  the related  Senior  Percentage  for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

                  for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any  distribution  date the Senior  Percentage  for the related loan group exceeds the initial  Senior  Percentage  for that loan group the Senior Accelerated Distribution Percentage for that loan group for that distribution date will once again equal 100%.

     Any  scheduled  reduction  to the  Senior  Accelerated  Distribution  Percentage  for a loan  group  shall  not be  made as of any distribution date unless either:

         (a)(i)(X)  the  outstanding  principal  balance  of  mortgage  loans in the  related  loan group  delinquent  60 days or more, including  mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding
     Certificate  Principal  Balance of the related Class M Certificates and related Class B Certificates,  is less than 50% or (Y) the outstanding  principal balance of mortgage loans in the related loan group delinquent 60 days or more, including mortgage loans in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal  balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 2%, and

         (ii)     Realized  Losses on the mortgage  loans in the related loan group to date for that  distribution  date,  if occurring during the sixth,  seventh,  eighth, ninth or tenth year, or any year thereafter,  after the closing date, are less than 30%, 35%,
     40%, 45% or 50%,  respectively,  of the sum of the initial Certificate  Principal Balances of the related Class M Certificates and related Class B Certificates; or

         (b)(i) the outstanding  principal  balance of mortgage loans in the related loan group  delinquent 60 days or more,  including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 4%, and

         (ii)     Realized  Losses on the mortgage  loans in the related loan group to date for that  distribution  date,  if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year thereafter,  after the closing date, are less than 10%, 15%,
     20%, 25% or 30%,  respectively,  of the sum of the initial Certificate  Principal Balances of the related Class M Certificates and related Class B Certificates.

     Notwithstanding the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior Certificates related to a loan group, other than the related Class A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

     SENIOR INTEREST  DISTRIBUTION  AMOUNT--With respect to any  distribution  date and loan group,  the amount of Accrued  Certificate
Interest to be distributed to the holders of the related Senior Certificates for that distribution date.

     SENIOR  PERCENTAGE--For  each loan group of any series and with respect to each  distribution  date,  the  percentage  equal to the aggregate  Certificate  Principal Balance of the related group of Senior  Certificates,  other than the related Class A-P Certificates, immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans included in the related loan group,  other than the related Discount  Fraction of the Stated Principal Balance of the Discount Mortgage Loans in
that loan group,  immediately  prior to that  distribution  date.  The initial  Senior  Percentage is less than the initial  percentage interest in the trust  evidenced by the Senior  Certificates in the aggregate  because that percentage is calculated  without regard to either the Certificate  Principal  Balance of the Class A-P Certificates or the Discount  Fraction of the Stated  Principal  Balance of
each Discount Mortgage Loan.

     SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any  distribution  date and a loan group, the lesser of (a) the balance of the related  Available  Distribution  Amount  remaining  after the related Senior  Interest  Distribution  Amount and related Class A-P
Principal  Distribution  Amount  (determined  without  regard to clause  (v) of the  definition  of "Class A-P  Principal  Distribution
Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

         (i)      the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

              (1) the principal  portion of all scheduled  monthly  payments on the mortgage loans in the related loan group other than the related Discount  Fraction of the principal  portion of those payments with respect to each Discount  Mortgage Loan in the related  loan  group,  due during the related Due  Period,  whether or not  received on or prior to the related  determination date,  less the  principal  portion of Debt Service  Reductions,  other than the related  Discount  Fraction of the  principal portion of the Debt Service  Reductions  with respect to each such  Discount  Mortgage  Loan in the related loan group,  which together with other related Bankruptcy Losses are in excess of the related Bankruptcy Amount;

              (2) the  principal  portion of all  proceeds of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  other than the  related  Discount  Fraction of the principal  portion of those  proceeds  with respect to each Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

              (3) the principal portion of all other unscheduled  collections,  including Subsequent Recoveries,  received with respect to the related loan group during the preceding  calendar  month,  other than full and partial  mortgagor  prepayments  and any amounts  received in connection  with a Final  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent applied as recoveries of principal,  other than the related Discount  Fraction of the principal  portion of those  unscheduled collections, with respect to each Discount Mortgage Loan in the related loan group;

         (ii)     in  connection  with the Final  Disposition  of a mortgage  loan in the related  loan group (x) that  occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy
     Losses or Extraordinary Losses, an amount equal to the lesser of:

               (1)the  then-applicable  related Senior Percentage for that series of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

               (2)the  then-applicable  related Senior Accelerated  Distribution  Percentage for that series of the related unscheduled collections  on the mortgage  loans  included in the trust  established  for that series,  including  Insurance  Proceeds and
          Liquidation  Proceeds,  to the extent  applied  as  recoveries  of  principal,  in each case  other  than the  portion of the collections,  with respect to a Discount Mortgage Loan in the related loan group,  included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

         (iii)    the  then-applicable  related  Senior  Accelerated  Distribution  Percentage  for that series of the aggregate of all partial  mortgagor  prepayments on the mortgage loans included in the trust  established for that series made during the preceding calendar  month and  mortgagor  prepayments  in full made during the related  Prepayment  Period with  respect to the related loan group,  other than the related  Discount  Fraction of mortgagor  prepayments,  with respect to each Discount  Mortgage Loan in the related loan group;

         (iv)     any Excess Subordinate Principal Amount allocated to the related loan group for that distribution date; and

         (v)      any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through
     (iii) above that remain  undistributed  to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the related Class M Certificates or the related Class B Certificates; minus

         (vi)     the related  Capitalization  Reimbursement  Amount for that series on such distribution  date, other than the related
     Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which is the related Senior Principal  Distribution  Amount for that series on such distribution date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of related  certificates  of that  series  other than the  related  Class A-P  Certificates,  payable  from the  Available
     Distribution  Amount  for the  related  loan  group  without  giving  effect  to any  reductions  for the  related  Capitalization
     Reimbursement Amount.

     SENIOR  SUPPORT  CERTIFICATES-- For any series,  any class of Senior  Certificates  of that series  specified to be senior support certificates in any final term sheet for that class of certificates.

     SUBORDINATE  PERCENTAGE-- With respect to any loan group,  as of any date of  determination  a percentage  equal to 100% minus the
Senior Percentage for that loan group as of that date.

     SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect  to  mortgage  loans that have been previously liquidated and that resulted in a Realized Loss.

     SUPER SENIOR  OPTIMAL  PERCENTAGE-- For any specified  class or classes of Super Senior  Certificates  of any series and as to any distribution  date on or after the Credit Support Depletion Date for that series, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal Balance of those Super Senior  Certificates  immediately prior to that distribution date and the denominator  of  which  is the  aggregate  Certificate  Principal  Balance  of the  Senior  Certificates  (other  than  the  Class  A-P
Certificates) immediately prior to that distribution date.

     SUPER SENIOR OPTIMAL PRINCIPAL  DISTRIBUTION AMOUNT--For any specified class or classes of Super Senior Certificates of any series and as to any  distribution  date on or after the Credit Support  Depletion Date for that series and with respect to those Super Senior
Certificates,  an amount  equal to the product of (a) the related  Super Senior  Optimal  Percentage  and (b) the amounts  described in clause (b) of the definition of Senior Principal Distribution Amount for that series.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior  Certificates of any series other than the Principal Only Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the related Available  Distribution Amount for that series for that distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest  distributions other than the Accrual  Certificates, if any,  and  commencing  on the  Accretion  Termination  Date for that series in the case of the Accrual  Certificates.  To the extent provided in any final term sheet for a class of  certificates,  holders of any class of certificates  intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

     Holders of each class of Class M Certificates of any series will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount the related  loan group,  in the case of a series with  separate  subordination,  and each loan group,  in the case of a series with common subordination,  on that  distribution  date after  distributions  of interest and principal to the Senior  Certificates of that series, reimbursements  for some  Advances on the mortgage  loans in the related  mortgage  pool to the master  servicer and  distributions  of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

     As described in the definition of "Accrued  Certificate  Interest",  Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest  shortfalls  allocable to that class.  However,  in the event that any interest shortfall is allocated to any Insured  Certificates  of a series,  the amount of the allocated  interest  shortfall will be drawn under the applicable  financial guaranty policy and distributed to the holders of the Insured  Certificates;  provided that no such draw will be made in respect of any interest  shortfall  otherwise  covered by the master  servicer in the form of a reduction  in its  servicing compensation or by the Reserve Fund.  However,  if payments were not made as required under the applicable  financial  guaranty policy, any  interest  shortfalls  may be  allocated  to the  Insured  Certificates  as set forth in the  definition  of  "Accrued  Certificate
Interest."

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date for any series, any Prepayment Interest  Shortfalls  resulting from prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding  calendar month that are being  distributed to the related  certificateholders of that series on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated
Principal Balance of the mortgage loans in the related loan group  immediately  preceding that distribution date and (b) the sum of the master  servicing fee payable to the master  servicer for its master  servicing  activities  and  reinvestment  income  received by the master  servicer on amounts  payable  with  respect to the  mortgage  loans in the related  loan group on that  distribution  date.  No assurance can be given that the master  servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient therefor.  Any  Prepayment  Interest  Shortfalls  which are not  covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and Servicing  Agreement--Servicing  and Other  Compensation  and Payment of
Expenses" in this term sheet supplement.

     If on any distribution date the Available  Distribution  Amount with respect to a loan group is less than the Accrued  Certificate
Interest on the Senior  Certificates  payable from that loan group,  the shortfall  will be allocated  among the holders of the related
Senior  Certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest  payable from that loan group for that distribution date. In addition,  the amount of any such interest shortfalls that are covered by subordination,  specifically,  interest shortfalls  not  described  in clauses (i) through (iv) in the  definition  of Accrued  Certificate  Interest,  will be unpaid  Accrued
Certificate  Interest  and will be  distributable  to  holders  of the  certificates  of those  classes  entitled  to those  amounts on subsequent  distribution  dates, in each case to the extent of available funds for the related loan group after interest  distributions as described in this term sheet  supplement.  However,  any interest  shortfalls  resulting  from the failure of the yield  maintenance agreement  provider to make payments pursuant to the yield maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

     Interest  shortfalls  that are  distributable  on future  distribution  dates as  described  above could occur,  for  example,  if delinquencies on the mortgage loans included in the related loan group were  exceptionally  high and were  concentrated in a particular month and Advances by the master  servicer did not cover the  shortfall.  Any amounts so carried  forward will not bear  interest.  Any interest  shortfalls will not be offset by a reduction in the servicing  compensation  of the master  servicer or otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     Prior to the  distribution  date on which the  Accretion  Termination  Date  occurs,  interest  shortfalls  allocated  to  Accrual
Certificates,  if any, will reduce the amount that is added to the Certificate  Principal  Balance of those  certificates in respect of
Accrued  Certificate  Interest on that  distribution  date, and will result in a  corresponding  reduction of the amount  available for distributions  relating to  principal  on Accretion  Directed  Certificates  and Accrual  Certificates  and will cause the  Certificate
Principal  Balances  of those  certificates  to be  reduced to zero later than would  otherwise  be the case.  See  "Certain  Yield and
Prepayment  Considerations" in this term sheet supplement.  Because any interest shortfalls allocated to Accrual Certificates,  if any, prior to the Accretion  Termination Date for that series will result in the Certificate  Principal Balance of those  certificates being less than they would  otherwise be, the amount of Accrued  Certificate  Interest that will accrue on those  certificates  in the future and the amount  that will be  available  for  distributions  relating to  principal  on  Accretion  Directed  Certificates  and Accrual
Certificates will be reduced.

     The  pass-through  rates on all  classes  of  offered  certificates  will be as  described  in any final term sheet for a class of certificates.

     The pass-through rate on the Variable Strip  Certificates on each distribution date will equal the weighted average,  based on the
Stated Principal  Balance of the mortgage loans immediately  preceding that  distribution  date, of the pool strip rates on each of the mortgage  loans in the  related  loan  group.  The pool strip rate on any  mortgage  loan is equal to its Net  Mortgage  Rate minus the
Discount Net Mortgage Rate, but not less than 0.00%.

     As described in this term sheet supplement,  the Accrued Certificate Interest allocable to each class of certificates,  other than the Principal  Only  Certificates,  of any series which are not entitled to  distributions  of interest,  of any series is based on the
Certificate  Principal Balance of that class or, in the case of any class of the Interest Only Certificates,  on the Notional Amount of
that class.

DETERMINATION OF LIBOR

     LIBOR for any class of LIBOR  Certificates  and any Interest  Accrual  Period after the initial  Interest  Accrual  Period will be determined as described in the three succeeding paragraphs.

     LIBOR shall be established by the trustee for each Interest Accrual Period other than the initial  Interest Accrual Period,  LIBOR will equal the rate for United  States dollar  deposits for one month which  appears on the Telerate  Screen Page 3750 of the Moneyline
Telerate  Capital  Markets  Report as of 11:00 A.M.,  London  time,  on the second  LIBOR  business  day prior to the first day of that
Interest  Accrual Period,  or the LIBOR rate adjustment  date.  Telerate Screen Page 3750 means the display  designated as page 3750 on the  Telerate  Service or any other page as may  replace  page 3750 on that  service  for the  purpose  of  displaying  London interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

     The  reference  bank rate will be  determined  on the basis of the rates at which  deposits  in U.S.  Dollars  are  offered by the reference banks, which shall be three major banks that are engaged in transactions in the  London  interbank market,  selected by the trustee  after  consultation  with the master  servicer.  The reference  bank rate will be  determined as of 11:00 A.M.,  London time,  on the day that is one LIBOR  business day prior to the  immediately  preceding  distribution  date to prime banks in the London interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the LIBOR
Certificates  then  outstanding.  The trustee will  request the  principal  London  office of each of the  reference  banks to provide a quotation of its rate. If at least two  quotations  are provided,  the rate will be the  arithmetic  mean of the  quotations.
If on that date fewer than two  quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after consultation with the master servicer,  as of 11:00 A.M., New York
City time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the LIBOR  Certificates then  outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided however,  if, under the priorities listed previously in this paragraph,
LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall,  after consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise made available by an independent  party.  LIBOR  business  day  means  any day  other  than  (i) a  Saturday  or a  Sunday  or (ii) a day on  which  banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the trustee and the master servicer's  subsequent  calculation of the pass-through  rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior  Certificates,  other than the Interest Only  Certificates,  which are not entitled to  distributions of principal,  of any  series  will be  entitled  to receive on each  distribution  date,  in the  priority  described  in this term sheet supplement  for that series and to the extent of the portion of the related  Available  Distribution  Amount for that series  remaining after the distribution of the related Senior Interest  Distribution Amount, a distribution  allocable to principal equal to in the case of (i) the Senior Certificates,  other than the Class A-P Certificates,  the related Senior Principal  Distribution Amount and (ii) the
Class A-P Certificates, the related Class A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts.

     After the distribution of the Senior Interest  Distribution Amount  distributions of principal to the Senior Certificates  related to each loan group on each distribution date will be made as follows:

         (a)  Prior to the occurrence of the Credit Support Depletion Date:

              (i) the  Class  A-P  Principal  Distribution  Amount  shall be  distributed  to the  Class  A-P  Certificates,  until the
         Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

              (ii)         any  Accrual  Distribution  Amount for a class of Accrual  Certificates  related to that loan group shall be distributed  (x) first,  to the related class or classes of Accretion  Directed  Certificates  in reduction of the Certificate
         Principal  Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero, in accordance with the priority  of payment  set forth in any final term sheet for that class,  and (y)  second,  to the related  class or classes of
         Accrual  Certificates,  in reduction of the Certificate  Principal Balances thereof,  until the Certificate Principal Balances thereof have been reduced to zero; and

              (iii) The related Senior  Principal  Distribution  Amount shall be distributed  to the related  Senior  Certificates,  as described in the final term sheet for the related Class of Senior Certificates.

         (b)  On or after the  occurrence of the Credit  Support  Depletion  Date for a group of Senior  Certificates,  all  priorities relating  to  distributions  as  described  in clause  (a) above  relating  to  principal  among the Senior  Certificates  will be disregarded.  Instead,  an amount equal to the Class A-P Principal  Distribution  Amount will be  distributed to the related Class
     A-P Certificates,  and then the applicable  Senior Principal  Distribution  Amount will be distributed to the related  outstanding
     Senior Certificates  remaining,  other than the Class A-P Certificates,  pro rata in accordance with their respective  outstanding
     Certificate  Principal  Balances.  However,  in some cases,  until reduction of the Certificate  Principal Balance of any class of
     Senior Support  Certificates,  if any, to zero, the aggregate amount  distributable to the related Super Senior  Certificates,  if any, and such class of Senior  Support  Certificates  in respect of the  aggregate  Accrued  Certificate  Interest  thereon and in respect of their aggregate pro rata portion of the related Senior Principal  Distribution  Amount will be distributed  among those certificates in the following priority:  first, to such class of Super Senior  Certificates,  up to an amount equal to the Accrued
     Certificate Interest on the Super Senior Certificates;  second, to such class of Super Senior Certificates,  up to an amount equal to the related Super Senior Optimal  Principal  Distribution  Amount,  in reduction of the Certificate  Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to such class of Senior Support Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth, to such class of Senior Support  Certificates,  the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

         (c)  After reduction of the Certificate  Principal Balances of the Senior  Certificates of a Certificate Group, other than the related Class A-P Certificates,  of any series to zero but prior to the Credit Support Depletion Date, for that series, the Senior
     Certificates,  other than the related Class A-P  Certificates,  will be entitled to no further  distributions of principal and the related Available  Distribution  Amount for that series will be paid solely to the holders of the Class A-P, Variable Strip, Class
     M and Class B Certificates, in each case as described in this term sheet supplement.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

     A class of  Insured  Certificates  for any  series  may be  subject to random lot  procedures  and  special  rules  regarding  the procedures,  practices and  limitations  applicable to the  distribution  of principal on the mortgage  loans in the related loan group included in the trust established for that series.

     General.  Beneficial  owners of any class of Random Lot  Insured  Certificates  have the right to request  that  distributions  of principal  be made with respect to their  certificates  on any  distribution  date on which that class of  certificates  is entitled to receive  distributions of principal.  As to distributions of principal among holders of any class of Random Lot Insured Certificates of any series,  Deceased  Holders who request  distributions  will be entitled to first  priority,  and beneficial  owners of any class of
Random Lot Insured  Certificates  other than  Deceased  Holders,  referred to as Living  Holders,  who  request  distributions  will be entitled to a second priority.

     Prospective  certificateholders  in any class of Random Lot Insured  Certificates of any series should be aware that distributions of principal on those certificates may be significantly  earlier or later than the date that may be desired by that  certificateholder.
All such requested  distributions are subject to the priorities  described below under "--Priority of Requested  Distributions"  and are further  subject to the  limitation  that they be made (i) only in lots equal to integral  multiples  of $1,000 of the related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured  Certificate and (ii) only to the extent that the portion of the Senior  Principal  Distribution  Amount for the related loan group allocated to any class of Random Lot Insured
Certificates  on the  applicable  distribution  date (plus any amounts  available  from the related  Rounding  Account for that series)
provides  sufficient  funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot Insured  Certificates on any  distribution  date exceed the aggregate  amount of the requests made by Deceased Holders and Living Holders for principal  distributions  applicable to that distribution  date, such excess amounts will be distributed  to the  beneficial  owners of any class of Random Lot  Insured  Certificates  by random  lot,  as  described  below  under
"--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates".

     On each  distribution  date on which amounts are available for distribution in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  the aggregate amount allocable to such  distributions for that class will be rounded,  as necessary,  to an amount equal to an integral  multiple of $1,000,  except as provided  below,  in accordance  with the limitations  set forth in this term sheet  supplement.  Such  rounding will be  accomplished  on the first  distribution  date on which distributions  of principal on that class of Random Lot Insured  Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher integral multiple of $1,000. On each succeeding  distribution date on which  distributions  of  principal  on that class of Random Lot Insured  Certificates  are to be made,  the  aggregate  amount allocable  to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the  Rounding
Account for that series on the prior  distribution  date,  and then the remainder of such allocable  amount,  if any, will be similarly rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate
Principal Balance of that class of Random Insured Lot Certificates.  This process will continue on succeeding  distribution dates until the  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero.  Thus,  the aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance  of that  class of Random Lot  Insured  Certificates  on each distribution date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

     Notwithstanding  any  provisions in this term sheet  supplement to the contrary,  on each  distribution  date  following the first distribution date on which any Realized Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution  in reduction of the  Certificate
Principal Balance of the Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates in accordance with the  outstanding  Certificate  Principal  Balance  and will not be made in  integral  multiples  of $1,000  or  pursuant  to  requested distributions or mandatory distributions by random lot.

     There is no assurance that a beneficial owner of a Random Lot Insured  Certificate of any series who has submitted a request for a distribution  will  receive  the  distribution  at any  particular  time after the  distribution  is  requested,  since there can be no assurance  that funds will be available for making those  distributions  on any  particular  distribution  date,  or, even if funds are available for making principal  distributions on that class of Random Lot Insured  Certificates,  that such  distributions will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for  mandatory  distributions  described  below  under  "--Mandatory  Distributions  of  Principal  on any Class of Random  Lot  Insured
Certificates,"  there can be no assurance that on any  distribution  date on which the funds  available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount of  distributions  requested  by  beneficial owners of certificates of that class, any particular  beneficial owner will receive a principal  distribution  from those excess funds.
THUS,  THE  TIMING OF  DISTRIBUTIONS  IN  REDUCTION  OF THE  CERTIFICATE  PRINCIPAL  BALANCE  FOR ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A LIVING HOLDER,  IS HIGHLY  UNCERTAIN
AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

     Priority of Requested Distributions.  Subject to the limitations described in this term sheet supplement, including the timing and the order of the  receipt of the  request  for  distributions  as  described  below under  "--Procedure  for  Requested  Distributions,"
beneficial  owners of any class of Random Lot Insured  Certificates of any series have the right to request that  distributions be made in  reduction  of the  Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which  distributions  in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates are made, those  distributions will be made in the following order of priority among the beneficial  owners of that class: (i) any request by a Deceased Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not exceeding  $10,000 per  request.  Thereafter,  distributions  will be made as provided in clauses (i) and (ii) above up to a second  $100,000 and $10,000, respectively.  This sequence of priorities will be repeated for each request for principal  distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

     Procedure for Requested  Distributions.  Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate  Principal  Balance of its Random Lot Insured  Certificates be made on a distribution date by delivering a written request for those  distributions to the participant or indirect  participant that maintains the beneficial owner's account with respect  to that  class of  Random  Lot  Insured  Certificates  so that such  request  is  received  by the  trustee  from DTC on DTC's
"participant  terminal  system" on or before the close of business on the last  business day of the month next  preceding  the month in which the related  distribution  date occurs,  or the record date for such  distribution  date. In the case of a request on behalf of a
Deceased  Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the  participant  under  separate cover.  Furthermore,  those requests of Deceased  Holders that are incomplete may not be honored by the  participant.  The  participant shall  forward a  certification  satisfactory  to the trustee  for that series  certifying  the death of the  beneficial  owner and the receipt of the  appropriate  death and tax  waivers.  The  participant  should in turn make the  request of DTC (or,  in the case of an indirect  participant,  such firm must notify the related  participant of such request,  which  participant  should make the request of
DTC) on DTC's participant  terminal system.  The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those distributions  to the trustee or for any changes  made to the  procedures  described  herein by DTC,  any  participant  or any indirect participant.  Requests for  distributions  are to be honored in the order of their receipt (subject to the priorities  described in the previous  paragraph).  The exact  procedures  to be followed by the trustee for  purposes of  determining  the order of receipt of such requests will be those established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the  trustee on DTC's  participant  terminal  system  after the record  date for such  distribution  date and  requests  for  principal distributions  received in a timely manner but not accepted with respect to a given  distribution date, will be treated as requests for distributions  on the next  succeeding  distribution  date and each  succeeding  distribution  date  thereafter  until each  request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal  Balance of a
Random Lot Insured  Certificate of any series submitted by a beneficial  owner of that  certificate  will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been withdrawn by the  participant in writing.  Each Random
Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through rate through the Interest Accrual Period related to such distribution date.

     In the case of a request on behalf of a Deceased Holder, the related participant shall forward  certification  satisfactory to the trustee  certifying  the death of the beneficial  owner and the receipt of the  appropriate  death and tax waivers.  Random Lot Insured
Certificates  beneficially  owned by tenants by the entirety,  joint tenants or tenants in common will be considered to be beneficially owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common will be deemed to be the death of the  beneficial  owner,  and the Random Lot  Insured  Certificates  of any series so  beneficially  owned will be  eligible  to request priority  with respect to  distributions  in reduction  of the  Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated  in this term  sheet  supplement.  Any  Random  Lot  Insured  Certificates  beneficially  owned by a trust  will be considered to be beneficially  owned by each beneficiary of the trust to the extent of such beneficiary's  beneficial  interest in that trust, but in no event will a trust's  beneficiaries  collectively be deemed to be beneficial owners of a number of Individual  Insured
Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a  beneficial  owner of the  Random Lot  Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust. The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime,  was entitled to  substantially  all of the beneficial ownership  interests in Random Lot Insured  Certificates of any series will be deemed to be the death of the beneficial  owner of those certificates  regardless of the  registration of ownership,  if that beneficial  interest can be established to the satisfaction of the participant.  Such  beneficial  interest will be deemed to exist in typical cases of street name or nominee  ownership,  ownership by a trustee,  ownership  under the  Uniform  Gift to Minors Act and  community  property or other joint  ownership  arrangements  between a husband  and wife.  Beneficial  interest  shall  include  the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured
Certificate  of any series and the right to receive the proceeds  therefrom,  as well as interest and  distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a  distribution  in  reduction of the  Certificate  Principal
Balance of a Random Lot Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal  representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

     With respect to Random Lot Insured  Certificates of any series as to which  beneficial  owners have requested  distributions to be made on a particular  distribution  date and on which  distributions  of principal are being made, the trustee will notify DTC prior to that distribution date whether,  and the extent to which,  those  certificates have been accepted for  distributions.  Participants and indirect  participants  holding  Random Lot Insured  Certificates  of any series are required to forward such notices to the beneficial owners of those  certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

     Any beneficial  owner of a Random Lot Insured  Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect  participant that maintains that beneficial  owner's account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant  must notify the related  participant  which in turn must forward the  withdrawal of such  request,  on DTC's  participant  terminal  system.  If that notice of withdrawal of a request for distribution has not been received on DTC's participant  terminal system on or before the record date for such  distribution  date, the previously  made  request for  distribution  will be  irrevocable  with  respect to the making of  distributions  in  reduction  of the
Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution.

     Mandatory  Distributions  of  Principal  on any Class of  Random  placeLot  Insured  Certificates.  To the  extent,  if any,  that distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  with respect to which  distribution requests have been received by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to
Individual  Insured  Certificates  will be  selected  to  receive  principal  distributions  in  accordance  with  the  then-applicable established  random  lot  procedures  of  DTC,  and  the  then-applicable  established  procedures  of the  participants  and  indirect participants,  which may or may not be by random lot. No prior  notice will be provided  by the  depositor,  the master  servicer,  the related  Certificate  Insurer or the trustee to the beneficial  owners of the Random Lot Insured  Certificates  of that class for those distributions made by random lot. Investors may ask those  participants or indirect  participants what allocation  procedures they use.
Participants and indirect  participants holding Random Lot Insured  Certificates of that class selected for mandatory  distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

CROSS-COLLATERALIZATION MECHANICS IN A SERIES WITH COMMON SUBORDINATION

     Notwithstanding  the foregoing in the case of any series with common  subordination,  on any distribution date prior to the Credit
Support  Depletion Date on which the aggregate  Certificate  Principal  Balance of any of the Senior  Certificates  in any  certificate group is greater  than the  aggregate  Stated  Principal  Balance of the  mortgage  loans in the related  loan group in each case after giving effect to distributions to be made on such distribution  date, (1) 100% of the mortgagor  prepayments,  exclusive of the related
Discount  Fraction,  otherwise  allocable to the Class M Certificates  and Class B Certificates on the mortgage loans in the other loan groups  will be  distributed  to the class or classes of Senior  Certificates  in that  certificate  group and in  accordance  with the priorities  set forth in the clauses (a) and (b) above for that  certificate  group,  and in  reduction  of the  Certificate  Principal
Balances  thereof,  until the aggregate  Certificate  Principal  Balance of such class or classes of certificates  equals the aggregate
Stated  Principal  Balance of the  mortgage  loans in the related loan group,  and (2) an amount  equal to one month's  interest at the applicable  pass-through  rate for such class or classes of certificates on the amount of such difference will be distributed  from the related  Available  Distribution  Amount for the other loan groups otherwise  allocable on a pro rata basis to the Class M Certificates and Class B Certificates  first to pay any unpaid interest on such class or classes of  certificates  and then to pay principal on such classes in the manner described in (1) above. In addition,  prior to the occurrence of the Credit Support  Depletion Date but after the reduction of the Certificate  Principal  Balances of the Senior  Certificates  in any certificate  group to zero, 100% of the mortgagor prepayments  on the mortgage  loans in the related loan group,  exclusive of the related  Discount  Fraction,  will be allocated to the remaining Senior  Certificates in the other certificate  groups (other than the related Class A-P  Certificates),  as applicable,  on a pro rata basis,  and in accordance with the priorities set forth in clause (b) above for that  certificate  group,  and in reduction of the Certificate  Principal Balances thereof,  on any distribution date unless (i) the weighted average of the Subordinate  Percentages, weighted on the basis of the Stated  Principal  Balances of the  mortgage  loans in the related  loan group,  is at least two times the weighted  average of the initial  Subordinate  Percentages  for each loan group,  calculated  on such basis,  and (ii) the  outstanding principal  balance  of the  mortgage  loans in each loan group  delinquent  60 days or more  averaged  over the last six  months,  as a percentage of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and Class B Certificates,  is less than 50%.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders of each class of the Class M  Certificates  of each series will be entitled to receive on each  distribution  date, to the extent of the  portion  of the  Available  Distribution  Amount for the  related  loan  group,  in the case of a series  with  separate subordination, and each loan group, in the case of a series with common subordination remaining after:

                  the sum of the Senior Interest  Distribution Amounts,  Class A-P Principal  Distribution Amounts and Senior Principal
                  Distribution Amounts for that series is distributed;

                  reimbursement  is made to the master  servicer for some Advances on the mortgage loans included in the trust for that series remaining  unreimbursed  following the final  liquidation of the related mortgage loan to the extent described below under "Advances";

                  the aggregate amount of Accrued  Certificate  Interest and principal  required to be distributed to any related class of Class M Certificates of that series having a higher payment priority on that distribution date is distributed; and

                  the  aggregate  amount  of  Accrued  Certificate  Interest  required  to be  distributed  to that  class  of  Class M
                  Certificates  on that  distribution  date is  distributed,  a  distribution  allocable to principal in the sum of the following for the related loan group:

              (i) such  class's  pro rata  share,  based  on the  Certificate  Principal  Balance  of each  class  of  related  Class M
         Certificates  and Class B  Certificates,  in the case of a series with separate  subordination,  and each class of Class M and
         Class B Certificates,  in the case of a series with common subordination,  then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1)      the principal  portion of all scheduled  monthly  payments on the mortgage  loans in the related loan group, other than the related Discount  Fraction of the principal  portion of those payments with respect to a Discount Mortgage
              Loan in the related  loan group,  due during the related Due Period,  whether or not  received on or prior to the related determination  date, less the principal portion of Debt Service  Reductions,  other than the related Discount Fraction of the principal  portion of the Debt Service  Reductions  with respect to each  Discount  Mortgage Loan in the related loan group, which together with other Bankruptcy Losses are in excess of the related Bankruptcy Amount;

                  (2)      the principal  portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution,  amounts representing a principal adjustment, other than the related Discount Fraction of the principal  portion of the proceeds with respect to a Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and
                  (3)      the principal portion of all other unscheduled collections,  including Subsequent Recoveries,  received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor  prepayments and any amounts  received in connection  with a Final  Disposition of a mortgage loan described in clause (ii) below,  to the extent applied as recoveries of principal,  other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

              (ii)that class' pro rata share, based on the Certificate  Principal Balance of each class of related Class M Certificates and Class B Certificates in the case of a series with separate  subordination,  and of the Class M and Class B Certificates in
         the case of a series  with common  subordination  then  outstanding,  of all amounts  received  in  connection  with the Final
         Disposition  of a mortgage  loan in the related loan group,  other than the related  Discount  Fraction of those  amounts with respect to a Discount  Mortgage Loan in the related loan group, (x) that occurred during the preceding  calendar month and (y)
         that did not result in any Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
         Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

              (iii)        with respect to mortgage loans in the related loan group, the portion of mortgagor  prepayments in full made by the respective  mortgagors during the related  Prepayment  Period and the portion of partial mortgagor  prepayments made by the  respective  mortgagors  during  the  preceding  calendar  month,  other than the  Discount  Fraction  of those  mortgagor prepayments  with respect to a Discount  Mortgage Loan in that loan group,  allocable to that class of Class M Certificates as described in the third succeeding paragraph;

              (iv)          if that  class is the most  senior  class of  related  certificates  then  outstanding  with a  Certificate
         Principal  Balance  greater than zero, an amount equal to the Excess  Subordinate  Principal  Amount  allocated to the related loan group, as described in the definition of Excess Subordinate Principal Amount, if any; and

              (v) any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through
         (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable to Realized Losses which were  allocated  to any  class  of  related  Class M  Certificates  with a  lower  payment  priority  or the  related  Class B
         Certificates; minus

              (vi)the  Capitalization  Reimbursement  Amounts for the related  loan group for such  distribution  date,  other than the related  Discount  Fraction of any portion of that amount  related to each  Discount  Mortgage Loan in the related loan group, multiplied  by a  fraction,  the  numerator  of  which  is the  principal  distribution  amount  for  such  class  of  Class M
         Certificates,  without  giving  effect  to this  clause  (vi),  and  the  denominator  of  which  is the sum of the  principal distribution amounts for all classes of related  certificates other than the related Class A-P Certificates,  payable from the
         Available  Distribution  Amount for the related loan group without  giving  effect to any  reductions  for the  Capitalization
         Reimbursement Amount.

     References  in this term sheet  supplement  to "payment  priority"  of the Class M  Certificates  of any series refer to a payment priority  among those classes of  certificates  as follows:  (a) in the case of a series with  separate  subordination,  first,  to the related Class M-1 Certificates;  second, to the related Class M-2 Certificates; and third, to the related Class M-3 Certificates.,  and
(b) in the case of a series with common  subordination,  first, to the Class M-1  Certificates;  second, to the Class M-2 Certificates;
and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates  of any series,  on any  distribution  date,  any Accrued  Certificate  Interest  thereon remaining  unpaid from any previous  distribution  date will be distributable to the extent of related  Available  Distribution  Amount available for that purpose.  Notwithstanding the foregoing,  if the Certificate Principal Balances of the related Class B Certificates, in the case of a series with separate subordination,  and the Class B Certificates,  in the case of a series with common subordination, have been reduced to zero,  on any  distribution  date,  with respect to the class of related  Class M  Certificates,  in the case of a series with separate  subordination,  and Class M Certificates,  in the case of a series with common subordination  outstanding on that distribution  date with a  Certificate  Principal  Balance  greater than zero with the lowest  payment  priority,  Accrued  Certificate
Interest thereon remaining unpaid from any previous  distribution date will not be distributable,  except in the limited  circumstances provided in the related  pooling and  servicing  agreement.  In addition,  any interest  shortfalls  resulting  from the failure of any yield  maintenance  agreement  provider  to make  payments  pursuant  to a yield  maintenance  agreement  will  not be  unpaid  Accrued
Certificate Interest and will not be paid from any source on any distribution date.

     All mortgagor  prepayments on the mortgage loans included in the trust  established for any series not otherwise  distributable to the related Senior  Certificates  of that series will be allocated on a pro rata basis among the class of related Class M Certificates, in the case of a series with separate subordination,  and Class M Certificates,  in the case of a series with common subordination,  of that series with the highest payment priority then outstanding  with a Certificate  Principal  Balance greater than zero and each other class of related  Class M  Certificates  and Class B  Certificates,  in the case of a series with separate  subordination,  and Class M
Certificates and Class B Certificates,  in the case of a series with common subordination,  of that series,  respectively,  only if the sum of the current  percentage  interests in the related  mortgage  pool  evidenced by that class and each class,  if any,  subordinate thereto were at least equal to the sum of the initial  percentage  interests in the related  mortgage pool  evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "--Principal  Distributions on the Senior Certificates," the Senior Accelerated  Distribution  Percentage for
each  series  will be 100%  during the first five years  after the  closing  date for that  series,  unless the  Certificate  Principal
Balances of the related Senior Certificates of that series,  other than the related Class A-P Certificates,  are reduced to zero before the end of that five-year  period,  and will  thereafter  equal 100% whenever the related Senior  Percentage of that series exceeds the initial  related  Senior  Percentage.  Furthermore,  as  described  in this term  sheet  supplement,  the  related  Senior  Accelerated
Distribution  Percentage for each series will exceed the related Senior  Percentage  during the sixth through ninth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated  Distribution  Percentage may be postponed due to the loss and  delinquency  experience  of the  mortgage  loans in the  related  loan group.  Accordingly,  each class of the Class M
Certificates  of any series will not be entitled to any mortgagor  prepayments on the related  mortgage  loans in the related  mortgage pool for at least the first five years  after the  closing  date for that  series,  unless the  Certificate  Principal  Balances of the related Senior  Certificates  of that series (other than the related Class A-P  Certificates)  have been reduced to zero before the end of such period, and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor  prepayments relative to the related  Class M Percentage  during  certain  periods  after this five year period.  See  "--Principal  Distributions  on the Senior
Certificates" in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

     The  subordination  provided  to the  Senior  Certificates  for any  series  by the  related  Class  B  Certificates  and  Class M
Certificates,  in the case of a series with separate subordination,  and the Class B Certificates and Class M Certificates, in the case of a series with common  subordination,  and the  subordination  provided to each class of Class M Certificates  by the related Class B
Certificates  and by any  class  of  related  Class  M  Certificates  subordinate  thereto,  in the  case  of a  series  with  separate subordination,  and by the Class B Certificates and by any class of Class M Certificates  subordinate  thereto, in the case of a series with common  subordination,  will cover Realized  Losses on the mortgage loans included in the trust for that series that are Defaulted
Mortgage  Losses,  Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any Realized  Losses on the mortgage loans included in the trust for that series which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or Extraordinary
Losses will be allocated as follows:

     in the case of a series with separate subordination,

     -   first, to the related Class B Certificates;

     -   second, to the related Class M-3 Certificates;

     -   third, to the related Class M-2 Certificates;

     -   fourth, to the related Class M-1 Certificates; and

     in the case of a series with common subordination,

     -   first, to the Class B Certificates;

     -   second, to the Class M-3 Certificates;

     -   third, to the Class M-2 Certificates; and

     -   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any
Realized Loss is on a Discount  Mortgage Loan, to the Class A-P  Certificates  in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the Certificate  Principal  Balance of the Class A-P Certificates has been reduced to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount
Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis;  provided,  however,  that all losses  otherwise  allocable to a class of Super Senior  Certificates,  if any,  will be  allocated to the related  Senior  Support
Certificates,  if any, until the Certificate  Principal Balance of such Senior Support  Certificates has been reduced to zero.  Subject to any applicable  limitations,  Realized Losses on the mortgage loans included in the trust established for any series with a class of
Insured  Certificates  that are allocated to that class of Insured  Certificates will be covered by the applicable  financial  guaranty insurance policy.

          On any distribution  date,  Realized Losses will be allocated as described in this term sheet supplement after  distributions of principal as described in this term sheet supplement.

         Investors  in the Senior  Certificates  of a series  with  common  subordination  should be aware  that  because  the  Class M
Certificates  and Class B  Certificates  represent  interests in all loan groups,  the  Certificate  Principal  Balances of the Class M
Certificates  and Class B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates and Class B Certificates of Realized
Losses on the  mortgage  loans in the other loan groups  will reduce the  subordination  provided  to such Senior  Certificates  by the
Class M  Certificates  and Class B  Certificates  and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

                  its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided that no reduction shall reduce the aggregate Certificate Principal Balance of, in the case of a series with common subordination,  the certificates, and, in the case of a series with separate  subordination,  the portion of the related certificates  representing the related loan group, below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

                  the Accrued Certificate  Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation of a Realized  Loss to a Class M  Certificate  of any series may also be made by operation of the payment priority to the related Senior  Certificates of any series described under  "--Principal  Distributions on the Senior  Certificates" and
any class of related Class M Certificates in the case of a series with separate  subordination,  and Class M Certificates,  in the case of a series with common subordination with a higher payment priority.

     As used in this term sheet supplement,  subordination  refers to the provisions  discussed above for the sequential  allocation of
Realized Losses on the mortgage loans included in the trust  established  for any series among the various classes of certificates  for that series,  as well as all provisions  effecting  those  allocations  including the priorities for  distribution of cash flows in the amounts described in this term sheet supplement.

     In instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the master servicer to be in the best interest of the  certificateholders  of the related  series,  the master  servicer or subservicer may permit servicing  modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the
Certificates--Servicing  and Administration of Mortgage  Collateral" in the related base prospectus.  However, the master servicer's and the subservicer's  ability to perform  servicing  modifications  will be subject to some limitations,  including but not limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established for any series shall not be extended  beyond the assumed final  distribution  date for that series.  No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off date, but not less than the applicable  servicing fee rate.  Further,  the aggregate current principal balance of all mortgage loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal balance  of those  mortgage  loans as of the  cut-off  date for that  series,  but this limit may  increase  from time to time with the consent of the rating agencies rating that series of certificates.

     Any  Advances  made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation  of Accrued  Certificate  Interest  payable on the offered  certificates  of the related series will not be affected by the servicing modification.

     Allocations of the principal  portion of Debt Service  Reductions for any series to each class of Class M Certificates and Class B
Certificates  of that series will result from the  priority of  distributions  of the related  Available  Distribution  Amount for that series as described in this term sheet supplement,  which distributions shall be made first to the related Senior Certificates,  second to the related Class M Certificates,  in the case of a series with separate  subordination,  and the Class M Certificates,  in the case of a series with common  subordination,  in the order of their payment  priority and third to the related Class B Certificates,  in the case of a series with separate  subordination,  and the Class B  Certificates,  in the case of a series with common  subordination.  An allocation  of the interest  portion of a Realized  Loss as well as the  principal  portion of Debt Service  Reductions on the mortgage loans included in the trust  established  for any series will not reduce the level of  subordination  for that series,  as that term is
defined  in  this  term  sheet  supplement,   until  an  amount  in  respect  thereof  has  been  actually   disbursed  to  the  Senior
Certificateholders or the Class M Certificateholders of that series, as applicable.

     The holders of the offered  certificates  will not be entitled to any  additional  payments  with respect to Realized  Losses from amounts otherwise  distributable on any classes of certificates  subordinate thereto, except in limited circumstances in respect of any
Excess  Subordinate  Principal  Amount,  or in the case of Class A-P Collection  Shortfalls,  to the extent of related  Eligible Funds.
Accordingly,  the subordination provided to the Senior Certificates,  other than the Class A-P Certificates,  of any series and to each class of related Class M Certificates in the case of a series with separate  subordination,  and the Class M Certificates,  in the case of a series with common  subordination,  by the respective classes of certificates  subordinate thereto with respect to Realized Losses on the mortgage  loans in the related loan group  allocated  on any  distribution  date will be effected  primarily by  increasing  the related Senior  Percentage,  or the respective  Class M  Certificates  allocable  share,  of future  distributions  of principal of the remaining  mortgage loans in the related  mortgage pool.  Because the Discount  Fraction of each Discount  Mortgage Loan in the related loan group will not change  over time,  the  protection  from  losses  provided to the Class A-P  Certificates  by the related  Class M
Certificates  and Class B Certificates in the case of a series with separate  subordination,  and the Class M Certificates  and Class B
Certificates,  in the case of a series  with  common  subordination,  is limited to the prior  right of the Class A-P  Certificates  to receive  distributions  in respect of  principal  as  described in this term sheet  supplement.  Furthermore,  principal  losses on the mortgage loans that are not covered by subordination  will be allocated to the Class A-P Certificates  only to the extent they occur on a Discount  Mortgage  Loan in the related  loan group and only to the extent of the related  Discount  Fraction  of those  losses.  The allocation of principal  losses on the Discount  Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those  losses been  allocated  in  proportion  to the  Certificate  Principal  Balance of the related Class A-P Certificates.  Thus, the Senior Certificates,  other than the Class A-P Certificates,  will bear the entire amount of losses on the  mortgage  loans in the  related  loan group that are not  allocated  to the  related  Class M  Certificates  and Class B
Certificates in the case of a series with separate  subordination,  and the Class M Certificates and Class B Certificates,  in the case of a series with common  subordination,  other than the amount allocable to the Class A-P Certificates,  which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this term sheet supplement.

     Because the Class A-P  Certificates are entitled to receive in connection with the Final  Disposition of a Discount  Mortgage Loan in the related loan group,  on any  distribution  date, an amount equal to all unpaid Class A-P Collection  Shortfalls to the extent of
Eligible Funds on that  distribution  date,  shortfalls in  distributions  of principal on any class of related Class M Certificates in the case of a series with separate  subordination,  and the Class M  Certificates,  in the case of a series with common  subordination, could occur under some  circumstances,  even if that class is not the most  subordinate  class of certificates  then outstanding with a
Certificate Principal Balance greater than zero.

     Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses,  Extraordinary Losses related to any loan group or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage  Loans in any loan group will be allocated on a pro rata basis among the related Senior  Certificates,  other than the related Class A-P  Certificates,  related Class M  Certificates  and related Class B Certificates  of that series.  Any Realized  Losses so allocated to the related Senior  Certificates in any loan group, other than the related  Class A-P  Certificates,  or the related Class M  Certificates  or the Class B  Certificates  will be allocated without  priority  among the various  classes of related Senior  Certificates,  other than the related Class A-P  Certificates,  or the related Class M Certificates  or the Class B  Certificates;  provided,  however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of Super  Senior  Certificates  of that series will be  allocated to the related  class or classes of Senior  Support  Certificates  of that  series  until the  Certificate  Principal  Balance  of the  related  Senior  Support
Certificates has been reduced to zero, as and to the extent  described in the final term sheet for those classes of  certificates.  The principal  portion  of these  losses  on  Discount  Mortgage  Loans in any loan  group  will be  allocated  to the  related  Class  A-P
Certificates in an amount equal to their related Discount  Fraction,  and the remainder of the losses on those Discount  Mortgage Loans will be allocated among the remaining  related  certificates  of that series on a pro rata basis;  provided,  however,  that all or any portion of such losses  otherwise  allocable to any class or classes Super Senior  Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of  certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding  Certificate  Principal Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss on the related  mortgage  loans,  or based on the Accrued  Certificate  Interest  thereon payable from the related loan group in respect of that  distribution  date in the case of an  allocation  of the interest  portion of a Realized  Loss on the related mortgage loans;  provided that in determining the Certificate  Principal  Balance of Accrual  Certificates,  if any, for the purpose of allocating any portion of a Realized Loss to those  certificates,  the Certificate  Principal  Balance of those  certificates  shall be deemed to be the lesser of:

                  the original Certificate Principal Balance of those certificates, and the Certificate  Principal Balance of those  certificates  prior to giving effect to distributions to be made on that distribution date.

In the case of a series  with  common  subordination,  the pro rata  allocation  of  Realized  Losses to the  related  class of Class M
Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

     In order to maximize the likelihood of  distribution  in full of the Senior  Interest  Distribution  Amounts,  Class A-P Principal
Distribution  Amounts and Senior Principal  Distribution  Amounts in each case for each loan group, on each distribution  date, holders of the related Senior  Certificates of each series have a right to distributions of the related Available  Distribution  Amount that is prior to the  rights of the  holders of the  related  Class M  Certificates  and Class B  Certificates  of that  series,  to the extent necessary to satisfy the related Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution  Amount and Senior Principal
Distribution  Amount in each case,  with respect to the related loan group.  Similarly,  holders of the related Class M Certificates of each series have a right to distributions of the related  Available  Distribution  Amount prior to the rights of holders of the related
Class B Certificates and holders of any class of related Class M Certificates  with a lower payment priority.  In addition,  holders of a class of Super Senior  Certificates,  if any, will have a right, on each  distribution  date occurring on or after the related Credit
Support  Depletion  Date,  to that portion of the related  Available  Distribution  Amount  otherwise  allocable to the related  Senior
Support  Certificates,  if any, to the extent necessary to satisfy the Accrued  Certificate  Interest on such Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

     The  application of the related Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds the related Senior
Percentage,  to determine the related Senior  Principal  Distribution  Amount for that series will  accelerate the  amortization of the related  Senior  Certificates  of that  series,  other  than the  Class A-P  Certificates,  in the  aggregate  relative  to the  actual amortization  of the mortgage  loans in the related loan group.  The related  Class A-P  Certificates  for each series will not receive more than the Discount  Fraction of any unscheduled  payment  relating to a Discount  Mortgage Loan included in the related loan group.
To the extent that the related  Senior  Certificates  for any series in the aggregate,  other than the related Class A-P  Certificates, are amortized  faster than the mortgage loans in the related loan group, in the absence of offsetting  Realized Losses allocated to the related Class M  Certificates  and Class B  Certificates  of that series,  the  percentage  interest  evidenced by those related Senior
Certificates in that loan group will be decreased,  with a  corresponding  increase in the interest in that loan group evidenced by the
Class M  Certificates  and the Class B  Certificates  of that series,  thereby  increasing,  relative to their  respective  Certificate
Principal  Balances,  the  subordination  afforded  those  Senior  Certificates  by the related  Class M  Certificates  and the Class B
Certificates  of that loan group  collectively.  In  addition,  if losses on the  mortgage  loans in the related  loan group exceed the amounts described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," a greater  percentage of full and partial  mortgagor  prepayments  will be allocated to the related Senior  Certificates of that series in the aggregate,  other than the related Class A-P  Certificates,  than would  otherwise be the case,  thereby  accelerating  the  amortization of those Senior
Certificates  relative to the related  Class M  Certificates  and Class B  Certificates  of that  series.  In the case of a series with common  subordination,  prior to the  occurrence  of the Credit  Support  Depletion  Date but after the  reduction  of the  Certificate
Principal Balances of the related Senior  Certificates to zero, the remaining related Senior  Certificates will be entitled to receive, in addition to any mortgagor  prepayments  related to such  certificates'  respective loan group, 100% of the mortgagor  prepayments on the  mortgage  loans in the loan  groups  related  to the  Senior  Certificates  that have been  reduced  to zero,  subject  to certain conditions as described under  "--Principal  Distributions on the Senior  Certificates,"  thereby  accelerating the amortization of such
Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

     The priority of payments,  including  principal  prepayments  on the mortgage  loans in the related loan group,  among the Class M
Certificates of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of losses,  of decreasing the percentage  interest  evidenced by any class of related Class M Certificates with a higher payment priority, thereby  increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to that class of the related Class M
Certificates by the related Class B Certificates and any class of Class M Certificates with a lower payment priority of that series.

     The  Special  Hazard  Amount for each loan group of any series  will be an amount  acceptable  to each  rating  agency  rating any certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through  subordination  relating to Special Hazard
Losses.  In addition,  the Special  Hazard Amount will be further  reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding principal balance of the mortgage loans.

     The Fraud  Loss  Amount  for each  loan  group of any  series  will be an amount  acceptable  to each  rating  agency  rating  any certificates  of that series.  The Fraud Loss Amount  shall be reduced  over the first five years after the closing date in  accordance with the terms of the pooling and servicing  agreement.  After the first five years after the closing date,  the Fraud Loss Amount will be zero.

     The  Bankruptcy  Amount  for each  loan  group of any  series  will be an amount  acceptable  to each  rating  agency  rating  any certificates of that series. As of any date of determination  prior to the first  anniversary of the cut-off date for that series,  the
Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any amounts  allocated  through  subordination for such losses up to such date of  determination.  As of any date of determination  on or after the first  anniversary of the cut-off date for any  series,  the  Bankruptcy  Amount for each loan group will equal the excess,  if any,  of (1) the lesser of (a) the  Bankruptcy
Amount for that loan group as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and
(b) an amount  calculated  under the terms of the pooling and  servicing  agreement,  which  amount as  calculated  will  provide for a reduction  in the  Bankruptcy  Amount,  over (2) the  aggregate  amount of  Bankruptcy  Losses with  respect to the related  loan group allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

     Notwithstanding  the foregoing,  the provisions  relating to subordination  will not be applicable in connection with a Bankruptcy
Loss so long as the master servicer has notified the trustee in writing that:

              the master  servicer is  diligently  pursuing any remedies  that may exist in  connection  with the  representations  and warranties made regarding the related mortgage loan; and

                  either:

                  the related mortgage loan is not in default with regard to payments due thereunder; or

                  delinquent  payments of principal and interest  under the related  mortgage  loan and any premiums on any  applicable standard hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special  Hazard  Amount,  Fraud Loss Amount and  Bankruptcy  Amount may be further  reduced as  described  in the related base prospectus under "Subordination."

     Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any series,  the related financial guaranty insurance  policy,  subject to any  applicable  limitations  set forth therein,  will cover the interest and principal  portions of all
Realized  Losses on the mortgage loans included in the trust  established for that series and allocated  thereto.  If such payments are not required to be made under the related  financial  guaranty  insurance  policy or are not made as required  under the policy for any series, such Realized Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

ADVANCES

     Prior to each  distribution  date,  the master  servicer is required to make  Advances of payments  which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

     These  Advances are required to be made on mortgage loans  included the trust  established  for any series only to the extent they are deemed by the master  servicer to be  recoverable  from related  late  collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable to the holders of the related Class B  Certificates  or Class M  Certificates  in the case of a series with separate  subordination,  and  the  Class  B or  the  Class  M  Certificates,  in the  case  of a  series  with  common  subordination.
Recoverability is determined in the context of existing outstanding  arrearages,  the current  loan-to-value ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee  or insure  against  losses.  The master  servicer  will not be required to make any
Advances with respect to reductions in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the application  of the Relief  Act or similar  legislation  or  regulations.  Any  failure  by the master  servicer  to make an Advance as required under the pooling and servicing  agreement for any series will  constitute an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be  obligated to make any  Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

     All Advances on mortgage loans included in the trust  established  for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections,  Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance  was made or (b) as to any  Advance  that  remains  unreimbursed  in whole or in part  following  the final liquidation of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the related Class B Certificates  or
Class M Certificates in the case of a series with separate  subordination,  and the Class B or Class M  Certificates,  in the case of a series with common  subordination;  provided,  however, that any Advances that were made with respect to delinquencies which ultimately were  determined to be Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are
reimbursable  to the  master  servicer  out of any funds in the  Custodial  Account  in respect  of the  related  loan  group  prior to distributions  on any of the related  certificates  and the amount of those  losses will be  allocated  as described in this term sheet supplement.

     The effect of these  provisions on any class of the Class M Certificates  of any series is that, with respect to any Advance which remains  unreimbursed  following the final  liquidation of the related mortgage loan, the entire amount of the  reimbursement  for that
Advance will be borne first by the holders of the related  Class B  Certificates  or any class of related Class M  Certificates  in the case of a series with separate  subordination,  and of the Class B Certificates or any class of Class M Certificates,  in the case of a series with common  subordination  having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable  to those  classes,  and then by the holders of that class of Class M  Certificates  of that  series,  except as provided above, to the extent of the amounts otherwise  distributable to them. In addition,  if the Certificate  Principal Balances of the Class
M Certificates  and Class B Certificates  of any series have been reduced to zero,  any Advances  related to any loan group  previously made which are deemed by the master servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and Liquidation
Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group with respect to the related loan group prior to distributions on the Senior Certificates of that series.

     The pooling and  servicing  agreement  for any series will  provide that the master  servicer  may enter into a facility  with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage  loans included in the trust  established  for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances  and/or  Servicing  Advances.  No facility  will require the consent of any certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

     Holders of the Class R  Certificates  will be entitled to receive any  residual  cash flow from the  mortgage  pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest on that amount  unless the aggregate  amount  received by the issuing  entity with respect to the mortgage  loans exceeds the aggregate  amount  payable to the other  Certificateholders,  which is highly  unlikely.  A holder of Class R  Certificates will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be  retained by the  Depositor  or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

     the rate and timing of principal  payments on the mortgage loans in the related loan group,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

     the allocation of principal payments among the various classes of offered certificates of that series;

     realized  losses and interest  shortfalls on the mortgage  loans in the related loan group included in the trust  established  for that series;

     the pass-through rate on the offered certificates of that series;

     to the extent provided in any final term sheet for a class of certificates,  with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payments, if any, made pursuant to such yield maintenance agreement;

     with respect to any class of Insured  Certificates  of that  series,  payments,  if any,  made  pursuant to the related  financial guaranty insurance policy; and

     the purchase price paid for the offered certificates of that series.

     For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and
Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

     The yields to maturity and the aggregate  amount of distributions  on each class of the offered  certificates  will be affected by the rate and  timing of  principal  payments  on the  mortgage  loans in the  related  loan  group,  as  applicable.  The yields may be adversely  affected by a higher or lower than anticipated  rate of principal  payments on the mortgage loans in the related loan group.
The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage  loans, the rate and timing of  mortgagor  prepayments  on the  mortgage  loans,  liquidations  of defaulted  mortgage  loans and  purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans in the related loan group may significantly  affect  the yield to an  investor  in that  series of  certificates,  even if the  average  rate of  principal  payments experienced  over time is  consistent  with an investor's  expectation.  In addition,  the rate of  prepayments  of the mortgage  loans included  in the trust  established  for any series and the yields to  investors  on the  related  certificates  of that  series may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described under "Maturity and Prepayment
Considerations"  in the related base prospectus.  Since the rate and timing of principal  payments on the mortgage loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement and in the related base prospectus under "Yield
Considerations"  and  "Maturity  and  Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

     The  mortgage  loans may be prepaid  by the  mortgagors  at any time;  provided,  however,  that the  mortgage  loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a  substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless otherwise  specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

     Some state laws restrict the imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage loans that provide for the payment of these  charges.  In any case,  these amounts will not be available for  distribution  on the offered  certificates.  See
"Certain  Legal  Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on  Prepayments"  in the  related  base prospectus.

     Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established  for that series will result in distributions  to holders of the offered  certificates of that series of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related pool. Factors affecting  prepayment,  including defaults and liquidations,  of mortgage loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors'  net equity in the mortgaged properties,  changes in the value of the mortgaged properties,  mortgage market interest rates,  solicitations and servicing decisions.
In addition,  if prevailing  mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including  refinancings,  would be  expected to  increase.  Conversely,  if  prevailing  mortgage  rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with greater  frequency  in their early years.  As a result of the program criteria and  underwriting  standards  applicable  to the mortgage  loans,  the mortgage  loans may  experience  rates of  delinquency, foreclosure,  bankruptcy  and loss that are higher than those  experienced  by mortgage  loans that  satisfy the  standards  applied by
Fannie Mae and Freddie Mac first  mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by  Residential  Funding  Mortgage  Securities I, Inc. For example,  the rate of default on mortgage loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See  "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected by the general economic  condition of the region of the country in which the related mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values. See "Maturity and Prepayment  Considerations" in the related base prospectus.

     Most of the  mortgage  loans  contain  due-on-sale  clauses.  The terms of the  pooling  and  servicing  agreement  for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

     The yields to maturity on the offered  certificates  of any series will be affected by the allocation of principal  payments among the offered  certificates.  As described under  "Description of the  Certificates--Principal  Distributions on the Senior  Certificates"
and  "--Principal  Distributions  on the  Class M  Certificates"  in this term  sheet  supplement,  during  specified  periods  all or a disproportionately  large percentage of principal  prepayments on the mortgage loans included in the trust  established for that series will be allocated among the related Senior  Certificates,  other than the Interest Only  Certificates  and Class A-P  Certificates,  of
that series and during  specified  periods no principal  prepayments or,  relative to the related pro rata share, a  disproportionately small portion of principal  prepayments on the mortgage loans included in the trust  established for that series will be distributed to each class of Class M Certificates in the case of a series with separate  subordination,  and the Class M Certificates,  in the case of a series with common  subordination.  In addition to the foregoing,  if on any  distribution  date, the loss level  established for the
Class M-2  Certificates  or Class M-3  Certificates of any series is exceeded and a class of Class M Certificates of that series having a higher payment  priority is then outstanding  with a Certificate  Principal  Balance greater than zero, the Class M-2 Certificates or
Class M-3 Certificates of that series,  as the case may be, will not receive  distributions  relating to principal  prepayments on that distribution date.

     Some of the mortgage  loans  included in the trust  established  for any series may require the related  borrowers to make monthly payments of accrued interest, but not principal,  for a certain period following  origination.  During this period, the payment made by the related  borrower will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the related  certificates  of that series from these  mortgage  loans during their interest only period except in the case of a prepayment.

     In the case of mortgage loans with an initial interest only period,  after the initial interest only period, the scheduled monthly payment on these mortgage loans will increase,  which may result in increased  delinquencies by the related borrowers,  particularly if interest  rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage loans as a result of the  mortgage  loan not  amortizing  during the early  years of these  mortgage  loans.  Although  the amount of  principal included in each scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

     Mortgage  loans with an initial  interest only period are  relatively new in the mortgage  marketplace.  The  performance of these mortgage  loans may be  significantly  different  than  mortgage  loans  that  fully  amortize.  In  particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only period,  which may result in higher  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment  experience of these mortgage loans.

     Senior Certificates:  The Senior Certificates,  other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive  distributions  in accordance with various  priorities for payment of principal as described in this term sheet  supplement.
Distributions  of  principal  on classes  having an earlier  priority of payment  will be affected  by the rates of  prepayment  of the mortgage  loans early in the life of the  mortgage  pool.  The timing of  commencement  of  principal  distributions  and the  weighted average lives of  certificates  with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the  commencement of principal  distributions  on those classes.  Holders of any class of Senior  Certificates  with a longer  weighted  average life bear a greater risk of loss than holders of Senior  Certificates  with a shorter  weighted  average life because the Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates  could be reduced to zero before the
Senior Certificates are retired.

     Sequentially  Paying  Certificates:  The Senior  Certificates,  other than the  Principal  Only  Certificates  and Variable  Strip
Certificates,  are entitled to receive  distributions in accordance with various priorities for payment of principal.  Distributions of principal on classes  having an earlier  priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement  of principal  distributions  and the weighted  average lives of certificates with a later  priority  of payment  will be  affected  by the rates of  prepayment  of the  mortgage  loans  both  before and after the commencement of principal distributions on those classes.

     Accretion Directed  Certificates and Accrual  Certificates:  Prior to the Accretion  Termination Date for any class of any series, any class or classes of Accretion  Directed  Certificates of that series,  as and to the extent described in the final term sheet for a class of  certificates,  will  receive as monthly  principal  distributions  the  related  Accrual  Distribution  Amount.  Prior to the
Accretion  Termination Date for any class of any series,  interest shortfalls on the mortgage loans in the related loan group allocated to any class or classes of Accrual  Certificates  of that series will reduce the amount added to the Certificate  Principal  Balance of those  certificates  relating to interest  accrued  thereon and will result in a  corresponding  reduction of the amount  available for distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates.  Furthermore,  because these interest  shortfalls will result in the Certificate  Principal Balance of any class or classes of Accrual  Certificates being less than they would  otherwise  be, the amount of interest  that will accrue in the future on those  Accrual  Certificates  and be available for distributions  relating to principal on the related class or classes of Accretion Directed  Certificates will be reduced.  Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

     In addition,  investors in any Accrual  Certificates and any Accretion Directed  Certificates  should be aware that the applicable
Accretion  Termination Date may be later, or earlier,  than otherwise assumed. As a result, the applicable  Accretion  Termination Date could be different from that assumed at the time of purchase.

     Because any Accrual  Certificates are not entitled to receive any  distributions of interest until the occurrence of the Accretion
Termination  Date,  those  certificates  will likely  experience  greater price and yield  volatility than would mortgage  pass-through certificates  that are  otherwise  similar but which are entitled to current  distributions  of  interest.  Investors  should  consider whether this volatility is suitable to their investment needs.

     Companion  Certificates:  Investors in any Companion Certificates of any series should be aware that the stabilization provided by that class of Companion  Certificates for any related planned  principal,  scheduled  principal or targeted  principal  classes of that series is  sensitive  to the rate of  mortgagor  prepayments  on the  mortgage  loans in the related  loan group,  and the  Certificate
Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Any Companion  Certificates of any series will generally  receive monthly  principal  distributions  from amounts  included in the related  Senior  Principal  Distribution  Amount only after  distribution  of amounts  sufficient to reduce the  Certificate  Principal
Balance of the related planned principal,  scheduled  principal or targeted principal classes of that series to the planned,  scheduled and/or targeted  amount,  as applicable.  Due to the companion nature of any Companion  Certificates,  these  certificates  will likely experience price and yield volatility.  Investors should consider whether such volatility is suitable to their investment needs.

     Component  Certificates:  A class of Component  Certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each  component of a class of Component  Certificates  may be identified as falling into one or more of the categories  described above in "Description of the  Certificates-General",  that class of Component  Certificates  may bear the special  yield and  prepayment  considerations  and price and yield  volatility  associated  with the  categories  of  certificates described in this term sheet  supplement to the extent of each  applicable  component.  Investors in a class of Component  Certificates should  consider  whether  such  considerations  and  volatility  associated  with any  component  of that class is  suitable  to their investment needs.

     Insured Certificates:  IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY CLASS OF INSURED CERTIFICATES SHOULD BE
AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

     Investors in any class of Random Lot Insured  Certificates of any series also should be aware that  distributions  of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC  according  to a random lot  procedure.  Due to this random lot procedure,  there can be no assurance  that on any  distribution  date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

     For these reasons, any class of Random Lot Insured Certificates would not be an appropriate  investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The  timing of those  distributions  may have a  significant  effect on an  investor's  yield on those  certificates  if the certificate is purchased at a discount or a premium.

     Furthermore,  investors in the Insured  Certificates of any series should be aware that because that class of Insured Certificates may have a later  priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of Senior  Certificates  of that  series,  and in this case,  the effect on the market value of that class of Insured  Certificates  of changes in market interest rates or market yields for similar  securities  would be greater than would be the effect of such changes on other  classes of that series or Senior  Certificates  of that series  entitled to  principal  distributions.  Furthermore,  this later payment priority would make any class of Insured Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage  loans.  If  prepayments on the mortgage  loans in the related  mortgage pool occur at a higher rate than  anticipated, the weighted average life of any class of Insured  Certificates may be shortened.  Conversely,  if prepayments on the mortgage loans in the related mortgage pool occur at a lower rate than  anticipated,  the weighted average life of any class of Insured  Certificates may be extended.

     Lockout  Certificates:  Investors  in any class of Lockout  Certificates  of any series  should be aware  that,  unless the Credit
Support  Depletion  Date  applicable  to that class has  occurred,  that class of Lockout  Certificates  may not be expected to receive distributions  of principal  prepayments  on the mortgage  loans in the related loan group for a period of time and may not be expected to receive  distributions  of  scheduled  principal  payments on these  mortgage  loans for a period of time.  In  addition,  after the expiration  of this  initial  period for any class of Lockout  Certificates  for any series,  that class of Lockout  Certificates  will receive a distribution  of principal  prepayments on the mortgage loans in the related loan group that is smaller than that class's pro rata share and will receive a  distribution  of scheduled  principal  payments on the related  mortgage loans that is smaller than that class's pro rata share,  unless the Certificate  Principal Balances of the related Senior  Certificates of that series,  other than any related Lockout Certificates and related Class A-P Certificates,  have been reduced to zero.  Consequently,  the weighted average lives of any class of Lockout  Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market value of any class of Lockout  Certificates  of any series of changes in market  interest rates or market yields for similar  securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

     PAC Certificates:  Any class of PAC Certificates of any series will have been structured so that principal  distributions  will be made in certain  specified  amounts,  assuming that  prepayments  on the mortgage loans in the related loan group occur each month at a constant level within the applicable PAC targeted range, and based on other assumptions.

     There can be no assurance that funds available for distribution of principal on any class of PAC  Certificates  will result in the
Certificate  Principal  Balance  thereof  equaling  the  planned  principal  balance  for any  distribution  date.  To the extent  that prepayments  on the  mortgage  loans in the related loan group occur at a level below the  applicable  PAC  targeted  range,  the funds available for principal  distributions  on any class of PAC  Certificates on each  distribution  date may be insufficient to reduce the
Certificate  Principal  Balance thereof to the planned  principal  balance for that distribution date and the weighted average lives of the PAC  Certificates  may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the applicable PAC targeted range,  after the amounts of any related  Companion  Certificates  have been reduced to zero, the Certificate  Principal  Balance of any class of PAC  Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment rates, even if the average  prepayment level is within the applicable PAC targeted range, will not ensure the distributions  on any class of PAC  Certificates of an amount that will result in the Certificate  Principal  Balance thereof  equaling its planned  principal  balance on any distribution  date because the balance of the related Senior Principal  Distribution  Amount for that series remaining after  distribution on any class of PAC Certificates  will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

     Investors in any class of PAC  Certificates  should be aware that the  stabilization  provided by any  Companion  Certificates  is sensitive  to the rate of the  mortgagor  prepayments  on the  mortgage  loans in the  related  loan  group,  and that the  Certificate
Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Scheduled Principal  Certificates:  Any class of Scheduled Principal  Certificates of any series will have been structured so that principal  distributions  will be made in certain  designated  amounts,  assuming that prepayments on the mortgage loans in the related loan group occur each month at a certain assumed rate or rates, and based on some other assumptions.

     There can be no assurance that funds  available for  distribution  of principal on any class of Scheduled  Principal  Certificates will result in the Certificate  Principal Balance thereof equaling the scheduled  principal  balance for any distribution  date. To the extent  that  prepayments  on the  mortgage  loans in the  related  loan  group  occur at a level  below the rate or rates  assumed  in developing the schedule,  the funds  available for principal  distributions  on any class of Scheduled  Principal  Certificates on each distribution date may be insufficient to reduce the Certificate  Principal Balance thereof to the scheduled  principal balance for that distribution date and the weighted average lives of the Scheduled  Principal  Certificates may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the rate or rates assumed in developing  the schedule,  after the amounts of any related Companion  Certificates have been reduced to zero, the Certificate Principal Balance of any class of Scheduled  Principal  Certificates  may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment  rates, even if the average  prepayment level is at the rate or rates assumed in developing the schedule,  will not ensure the distributions on any class of Scheduled Principal  Certificates of an amount that will result in the Certificate  Principal Balance thereof equaling its scheduled  principal balance on any distribution date because the balance of the related Senior Principal  Distribution Amount for that series remaining after  distribution on any class of Scheduled  Principal  Certificates  will be distributed on each  distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

     Investors  in any class of Scheduled  Principal  Certificates  should be aware that the  stabilization  provided by any  Companion
Certificates  is sensitive to the rate of the  mortgagor  prepayments  on the  mortgage  loans in the related loan group,  and that the
Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     TAC Certificates:  Any class of TAC Certificates of any series will have been structured so that principal  distributions  will be made in certain  specified  amounts,  assuming that prepayments on the mortgage loans in the related loan group occur each month at the specified constant level and assumed in developing the targeted principal balances, and based on certain other assumptions.

     There can be no assurance that funds available for distribution of principal on any class of TAC  Certificates  will result in the
Certificate  Principal  Balance  thereof  equaling  its  targeted  principal  balance  for any  distribution  date.  To the extent that prepayments on the mortgage loans in the related loan group occur at a level below the designated  constant level,  the funds available for principal  distributions on any class of TAC Certificates on each  distribution  date may be insufficient to reduce the Certificate
Principal  Balance thereof to its targeted  principal  balance for that  distribution date and the weighted average lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the designated  constant level,  after the  Certificate  Principal  Balance of any Companion  Certificate has been reduced to zero, the
Certificate  Principal  Balance of any class of TAC Certificates may be reduced below its targeted  principal  balance and the weighted average lives of that class may be reduced.

     Investors in any class of TAC Certificates should be aware that the stabilization  provided by any class of Companion Certificates is sensitive to the rate of the mortgagor  prepayments on the related  mortgage loans,  and that the Certificate  Principal  Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Certificates with Subordination  Features:  After the Certificate  Principal Balances of the Class B Certificates in the case of a series with separate  subordination or the Class B Certificates in the case of a series with common  subordination have been reduced to zero,  the yield to maturity on the class of Class M  Certificates  of that series with a Certificate  Principal  Balance  greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage  loans included in the trust  established for that  series and the timing of those  losses  because  the  entire  amount of losses  that are  covered  by  subordination  will be allocated  to that  class of  related  Class M  Certificates  in the case of a  series  with  separate  subordination,  or the  Class M
Certificates  and Class B Certificates,  in the case of a series with common  subordination.  See "-Class M-2 and Class M-3 Certificate
Yield  Considerations"  below.  After the Credit Support Depletion Date, the yield to maturity of the Senior Support  Certificates will be extremely  sensitive to losses on the mortgage  loans,  and the timing  thereof,  because the entire  amount of losses that would be otherwise  allocable to a class of Super Senior  Certificates will be allocated to the related Senior Support  Certificates,  as and to the extent described in any final term sheet for that series.  Furthermore,  because  principal  distributions are paid to some classes of Senior  Certificates  and Class M Certificates  before other  classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

     The yields to maturity and the aggregate  amount of distributions  on the offered  certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the related  mortgage  loans.  The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related offered  certificates could  significantly  affect the yield to an investor in the offered  certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the offered  certificates, even if these losses are not allocated to the offered certificates.

     After the  Certificate  Principal  Balances of the related Class B  Certificates  of any series are reduced to zero,  the yield to maturity on the class of related Class M Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans in the related loan group for that series and the timing of those  losses  because  certain  amounts of losses that are covered by  subordination  will be allocated to that class of
Class M  Certificates.  See  "--Class  M-2 and Class  M-3  Certificate  Yield  Considerations"  below.  Furthermore,  because  principal distributions  are paid to some  classes of Senior  Certificates  and Class M  Certificates  of any series  before some other  classes, holders of classes having a later  priority of payment bear a greater risk of losses than holders of classes  having  earlier  priority for distribution of principal.

     Investors in the Senior Certificates of a series with common  subordination  should be aware that because the Class M Certificates and Class B  Certificates  represent interests in all loan groups, the Certificate  Principal Balances of the Class M  Certificates and
Class B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M  Certificates  and Class B  Certificates  of Realized Losses on the
mortgage  loans in the  other  loan  groups  will  reduce  the  subordination  provided  to such  Senior  Certificates  by the  Class M
Certificates  and Class B  Certificates  and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

     As described under  "Description of the  Certificates--Allocation  of Losses;  Subordination"  and "--Advances,"  amounts  otherwise distributable  to holders of one or more  classes of the Class M  Certificates  of any  series  may be made  available  to protect  the holders of the related  Senior  Certificates  and holders of any related Class M Certificates  with a higher  payment  priority of that series against  interruptions in distributions due to some mortgagor  delinquencies on the mortgage loans in the related loan group, to the  extent not  covered  by  Advances.  These  delinquencies  may  affect  the  yields to  investors  on those  classes of the Class M
Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates.  Similarly,  if the Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates are
reduced to zero,  delinquencies  on the mortgage  loans to the extent not covered by Advances will affect the yield to investors on the
Senior Support  Certificates more than otherwise  anticipated because the amount of any shortfall resulting from such delinquencies and otherwise  attributable to a class of Super Senior Certificates will be borne by the related Senior Support  Certificates to the extent those  certificates  are then outstanding as described in this term sheet  supplement.  Furthermore,  the Class A-P  Certificates  will share in the  principal  portion of Realized  Losses on the mortgage  loans only to the extent that they are  incurred  with respect to
Discount  Mortgage  Loans and only to the extent of the related  Discount  Fraction of those  losses.  Thus,  after the related Class B
Certificates  and Class M Certificates  in the case of a series with separate  subordination,  or the Class M Certificates  and Class B
Certificates,  in the case of a series with common  subordination  are retired or in the case of Excess Special  Hazard Losses,  Excess
Fraud Losses,  Excess Bankruptcy Losses and Extraordinary  Losses,  the related Senior  Certificates,  other than the related Class A-P
Certificates,  may be affected to a greater  extent by losses on  Non-Discount  Mortgage Loans in the related loan group than losses on
Discount  Mortgage  Loans in the related loan group.  In addition,  a higher than  expected rate of  delinquencies  or losses will also affect the rate of  principal  payments on one or more  classes of the Class M  Certificates  of any series if it delays the  scheduled reduction of the related Senior  Accelerated  Distribution  Percentage  for that series or affects the allocation of prepayments  among the related Class M Certificates and Class B Certificates of that series.

     The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any  interest shortfalls with respect to the related loan group for that series to the extent not covered by  subordination  or the master  servicer, or,  solely with  respect to any  Insured  Certificates  of that  series,  by the related  policy and any  applicable  reserve  fund as described in any applicable final term sheet for that series,  including  Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates of that series,  the interest  portions of Realized Losses  allocated solely to that class of certificates.
These  shortfalls  will not be offset by a reduction in the  servicing  fees  payable to the master  servicer or  otherwise,  except as described in this term sheet  supplement with respect to Prepayment  Interest  Shortfalls.  See "Yield  Considerations"  in the related base prospectus and  "Description of the  Certificates--Interest  Distributions"  in this term sheet  supplement for a discussion of the effect of  principal  prepayments  on the  mortgage  loans on the yield to maturity of the related  offered  certificates  and possible shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans  included in the trust  established  for any series  allocable  to the Insured  Certificates  of that series will be covered by the related  policy and any  applicable  reserve fund, as and to the extent described in any final term sheet for that series.

     The yields to investors in the offered  certificates will be affected by Prepayment Interest  Shortfalls  allocable thereto in the month  preceding any  distribution  date to the extent that those  shortfalls  exceed the amount offset by the master servicer or, with
respect  to  the  Insured  Certificates,   by  the  policy  and  the  Reserve  Fund.  See  "Description  of  the  Certificates--Interest
Distributions" in this term sheet supplement.

     The  recording  of  mortgages  in the name of MERS is a  relatively  new  practice in the  mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that  series to the master  servicer,  which will  reduce  the amount  available  to pay  principal  of and  interest  on the outstanding  class or classes of  certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment  priorities.  For  additional  information  regarding  the recording of mortgages in the name of MERS see  "Description  of the
Mortgage  Pool--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of Mortgage  Loans" in the
related base prospectus.

PASS-THROUGH RATES

     The yields to maturity on the offered  certificates will be affected by their  pass-through  rates.  Because the mortgage rates on the mortgage loans and the pass-through  rates on the offered  certificates,  other than the Adjustable Rate  Certificates and Variable
Strip  Certificates,  are fixed,  these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable  Strip  Certificates  is based on the weighted  average of the pool strip rates on the mortgage  loans in the related loan group and these pool strip rates will not change in response  to changes in market  interest  rates.  Accordingly,  if market  interest rates or market yields for securities  similar to the offered  certificates were to rise, the market value of the offered  certificates may decline.  The  pass-through  rate on the Adjustable Rate  Certificates is based on the applicable  interest rate index set forth in any final term sheet for that class of  certificates.  Accordingly,  the yields to  investors  on such  certificates,  if any,  will be sensitive to fluctuations in the applicable  interest rate index.  The Pass-Through  Rates on some classes of offered  certificates may be based  on,  or  subject  to a cap  equal  to,  the  weighted  average  of the Net  Mortgage  Rates of the  related  mortgage  loans.
Consequently,  the prepayment of mortgage loans with higher mortgage rates may result in a lower  Pass-Through Rate on those classes of offered certificates.

PURCHASE PRICE

     In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the  holders of the  offered  certificates  and the  related  pass-through  rate.  The extent to which the yield to  maturity  of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

     The assumed final  distribution  date with respect to each class of the offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and  servicing  agreement  for that  series.  No event of default,  change in the priorities for  distribution  among the various  classes or other  provisions  under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

     Weighted  average  life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured  relative to a prepayment  standard or model. For example,  CPR,  represents a constant rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of mortgage loans.  CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the  mortgage  loans will prepay at the same level of CPR.  Moreover, the  diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans  could  produce  slower or  faster  principal distributions  than indicated at the various constant  percentages of CPR, even if the weighted average  remaining term to maturity and weighted  average  mortgage  rate of the  mortgage  loans are as  assumed.  Any  difference  between  the  assumptions  and the  actual characteristics  and  performance  of the mortgage  loans,  or actual  prepayment or loss  experience,  will affect the  percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

     The yields to investors on the  Adjustable  Rate  Certificates  will be sensitive to  fluctuations  in the level of the applicable interest rate index.  The  pass-through  rates on the Floater  Certificates  will vary with the applicable  interest rate index and the pass-through  rates on the Inverse Floater  Certificates will vary inversely with the applicable  interest rate index. The pass-through rates on the Adjustable Rate  Certificates are subject to maximum and minimum  pass-through  rates,  and are therefore  limited despite changes in the applicable  interest rate index in some  circumstances.  Changes in the level of the applicable  interest rate index may not correlate with changes in prevailing  mortgage  interest rates or changes in other  indices.  It is possible that lower  prevailing mortgage interest rates, which might be expected to result in faster  prepayments,  could occur concurrently with an increased level of the  applicable  interest  rate index.  Investors in the  Adjustable  Rate  Certificates  should also fully  consider the effect on the yields on those certificates of changes in the level of the applicable interest rate index.

     The yields to investors on the Inverse Floater  Certificates that are also Interest Only Certificates will be extremely  sensitive to the rate and timing of principal payments on the mortgage loans,  including prepayments,  defaults and liquidations,  which rate may fluctuate  significantly  over time.  A faster than  expected  rate of principal  payments on the  mortgage  loans will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater  Certificates  that are also
Interest Only Certificates to fully recover their initial investments.

     Because  the rate of  distribution  of  principal  on the  certificates  will be  related to the  actual  amortization,  including prepayments,  of the mortgage loans,  which will include  mortgage loans that have remaining  terms to maturity  shorter or longer than assumed and mortgage  rates higher or lower than  assumed,  the pre-tax  yields to maturity on the  Adjustable  Rate  Certificates  are likely to differ from those assumed in any model,  even if all the mortgage loans prepay at the constant  percentages of the prepayment assumption and the level of the applicable  interest rate index specified,  and the weighted average remaining term to maturity and the weighted  average  mortgage  rate of the  mortgage  loans are as  assumed.  Any  differences  between  the  assumptions  and the actual characteristics  and  performance  of the  mortgage  loans and of the  certificates  may result in yields  being  different  from those assumed.

     In addition,  it is highly  unlikely that the mortgage  loans will prepay at a constant  percentage of the  prepayment  assumption until  maturity,  that all of the mortgage loans will prepay at the same rate, or that the level of the applicable  interest rate index will remain  constant.  The timing of changes in the rate of prepayments  may  significantly  affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's  expectation.  In general, the earlier the payment of principal of the mortgage loans,  the greater the effect on an investor's yield to maturity.  As a result,  the effect on an investor's  yield of principal  prepayments  occurring at a rate higher or lower than the rate  anticipated by the investor  during the period  immediately  following the issuance of the  certificates  will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

     There can be no assurance that the mortgage loans will prepay at any particular  rate.  Moreover,  the various  remaining terms to maturity and mortgage  rates of the mortgage  loans could produce slower or faster  principal  distributions  than indicated at various constant  percentages  of a  prepayment  assumption,  even if the weighted  average  remaining  term to maturity  and weighted  average mortgage  rate of the  mortgage  loans  are as  assumed.  Investors  are  urged  to make  their  investment  decisions  based  on their determinations  as to  anticipated  rates of prepayment  under a variety of scenarios.  Investors in the Inverse  Floater  Certificates that are also Interest Only  Certificates  should fully  consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yields on the certificates,  see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the related base prospectus.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

     Because the Principal Only Certificates,  including the Class A-P Certificates, will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected  payments of principal,  including  prepayments, defaults,  liquidations  and  purchases of mortgage  loans due to a breach of a  representation  and warranty on the Discount  Mortgage
Loans in the related loan group in the case of the Class A-P  Certificates,  and on all of the mortgage loans in the related loan group in the case of any other class of Principal Only Certificates.

     The pre-tax  yields to maturity on the Interest Only  Certificates  of a series will be extremely  sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments and defaults on the  Non-Discount  Mortgage Loans in the related loan group in the case of the Class A-V  Certificates  of that series,  and with  respect to all of the  mortgage  loans in the related loan group in the case of any other class of Interest Only Certificates,  which rate may fluctuate  significantly over time.  Investors in the  Interest  Only  Certificates,  including  the Class A-V  Certificates,  should  fully  consider  the risk that a rapid  rate of prepayments  on the  mortgage  loans in the related loan group could result in the failure of those  investors to fully  recover  their investments.

     A lower than anticipated rate of principal  prepayments on the Discount  Mortgage Loans will have a material adverse effect on the pre-tax  yield to maturity  of the  related  Class A-P  Certificates.  The rate and timing of  principal  prepayments  on the  Discount
Mortgage  Loans may differ from the rate and timing of  principal  prepayments  on the  mortgage  loans in the related  loan group.  In addition,  because the Discount  Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the  Non-Discount
Mortgage  Loans in the related loan group,  and because  mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the Non-Discount  Mortgage Loans in the related loan group. In addition,  holders of the Class A-V Certificates in most cases have rights to relatively  larger portions of  interest  payments on  mortgage  loans in the related  loan group with  higher  mortgage  rates;  thus,  the yield on the Class A-V
Certificates  will be  materially  adversely  affected  to a greater  extent  than on the other  offered  certificates  in the  related
Certificate  Group if the mortgage  loans in the related loan group with higher  mortgage  rates prepay faster than the mortgage  loans with lower mortgage rates.  Because  mortgage loans having higher pool strip rates usually have higher  mortgage rates,  these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular  rate.  Moreover,  the various  remaining terms to maturity  and mortgage  rates of the mortgage  loans could  produce  slower or faster  principal  distributions  than  indicated in the preceding table at the various constant  percentages of the prepayment  assumption  specified,  even if the weighted average  remaining term to  maturity  and  weighted  average  mortgage  rate of the  mortgage  loans are as  assumed.  Investors  are urged to make  their investment  decisions based on their  determinations as to anticipated  rates of prepayment under a variety of scenarios.  Investors in the Interest Only Certificates,  including the Class A-V Certificates,  should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yields on the certificates,  see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the aggregate Certificate Principal Balance of the Class B Certificates, in the case of a series with common subordination,  or any group of Class B Certificates,  in the case of a series with separate  subordination,  is reduced to zero, the yield to maturity on the Class M-3  Certificates  or the related  Class M-3  Certificates  in the case of a series with separate  subordination  will become extremely  sensitive  to losses on the  mortgage  loans in the  related  loan group and the timing of those  losses that are covered by subordination,  because the entire  amount of those  losses will be allocated to the Class M-3  Certificates  or the related  Class M-3
Certificates, in the case of a series with separate subordination.

     If the Certificate Principal Balances of the Class B Certificates,  or any group of Class B Certificates,  in the case of a series with separate subordination,  and Class M-3 Certificates,  or the related Class M-3 Certificates, in the case of a series with separate subordination,  have been reduced to zero, the yield to maturity on the Class M-2 Certificates,  or the related Class M-2 Certificates, in the case of a series with separate  subordination,  will become extremely sensitive to Realized Losses on the related mortgage loans in the related  loan group and the timing of those  Realized  Losses that are covered by  subordination,  because the entire  amount of those Realized Losses will be allocated to the Class M-2 Certificates,  or the related Class M-2 Certificates,  in the case of a series with separate subordination.

     Investors  should also consider the possibility  that aggregate  losses  incurred may not in fact be materially  reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid.

     There can be no assurance that the mortgage loans included in the trust  established for that series will prepay at any particular rate or that Realized Losses will be incurred at any particular level.

     Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment and
Realized Losses under a variety of scenarios.  Investors in the Class M-2  Certificates  and particularly in the Class M-3 Certificates of any series should fully  consider the risk that Realized  Losses on the mortgage loans in the related loan group could result in the failure  of those  investors  to fully  recover  their  investments.  For  additional  considerations  relating  to the  yields  on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with  respect to their  Residual  Certificates  during  the early  years of the trust for that  series  that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

     The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                    POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006,  together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer,  and Deutsche Bank Trust Company Americas,  as trustee.  Reference is made to the related base prospectus for important  information in addition to that described  herein regarding the terms and conditions of the pooling and servicing  agreement and the offered  certificates for each series.  The offered  certificates of any series will be transferable  and exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent. The depositor will provide a prospective or actual  certificateholder of any series without charge, on written request, a copy, without exhibits,  of the pooling and  servicing  agreement for that series.  Requests  should be addressed to the  President,  Residential  Accredit  Loans,
Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

     Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States  person.  Transfers  of the  Residual  Certificates  are  additionally  restricted  as  described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

     The trustee will be directed to appoint  Wells Fargo Bank,  N.A.,  to serve as custodian of the mortgage  loans.  The custodian is not an affiliate  of the  depositor,  the master  servicer or the  sponsor.  No servicer  will have  custodial  responsibility  for the mortgage  loans.  The custodian  will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments  and allonges  in vaults  located at the  sponsor's  premises in  Minnesota.  Only the  custodian  has access to these  vaults.  A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

THE MASTER SERVICER AND SUBSERVICERS

     Master  Servicer.  The master  servicer,  an affiliate of the  depositor,  will be responsible  for master  servicing the mortgage loans.  Master servicing responsibilities include:
     o   receiving funds from subservicers;
     o   reconciling servicing activity with respect to the mortgage loans;
     o   calculating remittance amounts to certificateholders;
     o   sending remittances to the trustee for distributions to certificateholders;
     o   investor and tax reporting;
     o   coordinating loan repurchases;
     o   oversight of all servicing activity, including subservicers;
     o   following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
     o   approval of loss mitigation strategies;
     o   management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
     o   providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The master  servicer may,  from time to time,  outsource  certain of its  servicing  functions,  such as  foreclosure  management, although any such  outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

     For a general  description  of the master  servicer  and its  activities,  see  "Sponsor  and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

     o   communicating with borrowers;
     o   sending monthly remittance statements to borrowers;
     o   collecting payments from borrowers;
     o   recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);
     o   accurate and timely  accounting,  reporting  and  remittance of the  principal  and interest  portions of monthly  installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
     o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;
     o   accurate and timely reporting of negative amortization amounts, if any;
     o   paying escrows for borrowers, if applicable;
     o   calculating and reporting payoffs and liquidations;
     o   maintaining an individual file for each loan; and
     o   maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage  insurance claims.

     Homecomings  Financial  Network,  Inc. The  subservicing  agreement  between the Master  Servicer and  Homecomings  provides  that
Homecomings will provide all of the services  described in the preceding  paragraph.  Homecomings is a  Delaware  corporation and has been servicing  mortgage loans secured by first liens on one-to  four-family  residential  properties  since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of Residential  Funding  Corporation in 1995 to service and originate mortgage loans. In
1996,  Homecomings  acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings  acquired
Capstead  Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,
Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal balance of $25 billion with 20% being subprime.
The three  servicing  locations  were  integrated  onto one  servicing  system/platform  by the end of 2001  becoming  one of the first servicing  operations to service all loan products on one  servicing  system.  The  operations of each of the acquired  companies  have been  integrated  into  Homecomings'  servicing  operations.  Approximately  85% of the mortgage  loans  currently  master  serviced by
Residential Funding Corporation are subserviced by Homecomings.  As of December 31, 2005,  Homecomings serviced  approximately  782,000 mortgage loans with an aggregate  principal balance of approximately  $104 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans secured by more junior second liens on residential  properties,  and  mortgage  loans made to  borrowers  with  imperfect  credit  histories,  and  subprime  mortgage  loans.
Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage loans that have been  serviced  by third  parties is  transferred  to  Homecomings.  Homecomings'  servicing  activities  have  included  the activities specified above under "--Subservicer responsibilities".

     Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting  delinquent  borrowers, property tax administration and hazard insurance  administration,  although any such outsourcing will not relieve Homecomings of any of its  responsibilities  or  liabilities  as a  subservicer.  If  Homecomings  engages any  subservicer  to subservice 10% or more of the mortgage loans, or any subservicer  performs the types of services  requiring  additional  disclosures,  the issuing entity will file a
Report on Form 8 K providing any required additional disclosure regarding such subservicer.

     The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years and for the three months ended June 30, 2006. The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                                    HOMECOMINGS SERVICING PORTFOLIO

                                                   FIRST LIEN MORTGAGE LOANS
         VOLUME BY                                                                                                SIX MONTHS
     PRINCIPAL BALANCE            2001            2002             2003             2004            2005         ENDED 6/30/06
Prime Mortgages(1)           $25,532,458,680 $27,343,774,000  $29,954,139,212  $31,943,811,060 $44,570,851,126  $56,596,483,278
Non-Prime Mortgages(2)       $17,039,860,699 $27,384,763,000  $39,586,900,679  $44,918,413,591 $52,102,835,214  $51,366,852,808
Total                        $42,572,319,379 $54,728,537,000  $69,541,039,891  $76,862,224,651 $96,673,686,340  $107,963,336,086
Prime Mortgages(1)                   59.97%           49.96%           43.07%          41.56%           46.10%           52.42%
Non-Prime Mortgages(2)               40.03%           50.04%           56.93%          58.44%           53.90%           47.58%
Total                               100.00%          100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                  (6.30)%            7.09%            9.55%           6.64%           39.53%                -
Non-Prime Mortgages(2)               56.49%           60.71%           44.56%          13.47%           15.99%                -
Total                                11.62%           28.55%           27.07%          10.53%           25.78%                -

                                                  JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY                                                                                                SIX MONTHS
     PRINCIPAL BALANCE            2001            2002             2003             2004            2005         ENDED 6/30/06
Prime Mortgages(1)           $8,024,136,313   $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087  $10,268,313,191
Non-Prime Mortgages(2)                    -                -                -               -                -               -
Total                        $8,024,136,313   $7,627,424,000   $7,402,626,296  $7,569,300,685   $7,442,264,087  ===============
                                                                                                                $10,268,313,191
Prime Mortgages(1)                  100.00%          100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                0.00%            0.00%            0.00%           0.00%            0.00%           0.00%
Total                               100.00%          100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                      N/A          (4.94)%          (2.95)%           2.25%          (1.68)%                -
Non-Prime Mortgages(2)                  N/A                -                -               -                -                -
Total                                   N/A          (4.94)%          (2.95)%           2.25%          (1.68)%                -

                                                   FIRST LIEN MORTGAGE LOANS
         VOLUME BY                                                                                                SIX MONTHS
      NUMBER OF LOANS             2001             2002            2003             2004            2005         ENDED 6/30/06
Prime Mortgages(1)                   133,632         125,209          143,645         150,297          187,773          224,580
Non-Prime Mortgages(2)               168,185         257,077          341,190         373,473          394,776          382,202
Total                                301,817         382,286          484,835         523,770          582,549          606,782
Prime Mortgages(1)                    44.28%          32.75%           29.63%          28.70%           32.23%           37.01%
Non-Prime Mortgages(2)                55.72%          67.25%           70.37%          71.30%           67.77%           62.99%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (9.85)%         (6.30)%           14.72%           4.63%           24.93%                -
Non-Prime Mortgages(2)                38.47%          52.85%           32.72%           9.46%            5.70%                -
Total                                 11.91%          26.66%           26.83%           8.03%           11.22%                -

                                                  JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY                                                                                                SIX MONTHS
      NUMBER OF LOANS             2001             2002            2003             2004            2005         ENDED 6/30/06
Prime Mortgages(1)                   228,946         217,031          211,585         210,778          199,600          251,635
Non-Prime Mortgages(2)                     -               -                -               -                -                -
Total                                228,946         217,031          211,585         210,778          199,600          251,635
Prime Mortgages(1)                   100.00%         100.00%          100.00%         100.00%          100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%           0.00%            0.00%           0.00%            0.00%            0.00%
Total                               100.00%          100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                       N/A         (5.20)%          (2.51)%         (0.38)%          (5.30)%                -
Non-Prime Mortgages(2)                   N/A               -                -               -                -                -
Total                                    N/A         (5.20)%          (2.51)%         (0.38)%          (5.30)%                -
(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing  fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The servicing  fees relating to each mortgage loan will be a per annum percentage of the outstanding  principal  balance of that mortgage loan as set forth in the final term sheet for a class of  certificates.  The servicing fees consist of (a) servicing fees payable to the master  servicer in  respect of its master  servicing  activities  and (b)  subservicing  and other  related  compensation  payable to the  subservicer, including any payment due to prepayment  charges on the related  mortgage loans and such  compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary  compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum  percentage of the  outstanding  principal  balance of each mortgage loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation  in a minimum amount equal to a per annum  percentage of the  outstanding  principal balance of each  mortgage  loan  serviced by it. The master  servicer is  obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred by the master  servicer  in  connection  with its  responsibilities  under the  related  pooling and servicing agreement.  The master servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but may not be increased. See "The Pooling and Servicing  Agreement--Servicing  Compensation and Payment of Expenses" in the related base prospectus for information  regarding other possible  compensation to the master servicer and subservicers and for information  regarding expenses payable by the master servicer.

     The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans,  prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.03%   or   0.08%   per   annum  of  the  Master Servicer
                                             principal  balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal  balance  Subservicers
                                             of  each  mortgage  loan  serviced  by  a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans or withdraw from the
Custodial  Account the amount of any Advances and Servicing  Advances  previously  made,  interest and investment  income,  foreclosure profits,  indemnification payments payable under the pooling and servicing agreement,  and certain other servicing expenses,  including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series.  The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties
to the pooling and servicing agreement via the trustee's internet website.  See also "Pooling and Servicing Agreement     Reports to
Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

     There are actions  specified in the related base prospectus that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related  trust and may be taken by holders of  certificates  entitled in the aggregate  to that  percentage  of the voting  rights.  All voting  rights for any series  will be  allocated  among all holders of the certificates of that series as described in the pooling and servicing  agreement for that series.  The pooling and servicing  agreement for any  series  may be  amended  without  the  consent  of the  holders  of the  Residual  Certificates  of that  series in  specified circumstances.

     Notwithstanding  the foregoing,  so long as there does not exist a failure by the Certificate  Insurer to make a required  payment under any financial  guaranty insurance policy related to any class of Insured  Certificates for any series,  the Certificates  Insurer shall have the right to exercise all rights of the holders of the Insured  Certificates  of that series  under the related  pooling and servicing  agreement  without any  consent of such  holders,  and such  holders may  exercise  such rights only with the prior  written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

     The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement  for any series will  terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination;  Retirement
of Certificates" in the related base prospectus.

     With respect to any series with separate  subordination,  the master servicer will have the option,  on any  distribution  date on which the aggregate Stated  Principal  Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated Principal
Balance of the mortgage  loans in the related loan group as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase all remaining  mortgage  loans in that loan group and other assets in the trust related thereto,  thereby  effecting  early  retirement  of the related  certificates  or to  purchase,  in whole but not in part,  the related certificates.

     With  respect  to any series  with  common  subordination,  Residential  Funding  or its  designee  will have the  option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans is less than 10% of the  aggregate  Stated
Principal  Balance of the mortgage  loans as of the cut-off  date after  deducting  payments of  principal  due during the month of the cut-off date,  either to purchase all remaining  mortgage loans and other assets in the trust related thereto,  thereby effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

     Any such  purchase of mortgage  loans and other  assets of the trust for that series  shall be made at a price equal to the sum of
(a)  100% of the  unpaid  principal  balance  of each  mortgage  loan or the fair  market  value of the  related  underlying  mortgaged properties  with respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed  Advance attributable to principal,  as of the date of repurchase plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement  pursuant to which  Residential  Funding  sold the mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

     Distributions on the certificates  relating to any optional  termination will be paid, first, to the related Senior  Certificates, second, to the related Class M Certificates,  in the case of a series with separate subordination,  or the Class M Certificates, in the case of a series with common  subordination,  in the order of their payment  priority and,  third, to the related Class B Certificates, in the case of a series with separate  subordination,  or the Class B Certificates,  in the case of a series with common subordination.
The proceeds of any such  distribution  may not be  sufficient  to  distribute  the full amount to each class of  certificates  of that series if the purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan. Any such purchase of the  certificates  will be made at a price equal to 100% of their Certificate  Principal Balance plus, except with respect to the related Principal Only  Certificates, the sum of the Accrued  Certificate  Interest  thereon,  or with respect to the related Interest Only  Certificates,  on their Notional
Amounts,  for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through  rate and any previously unpaid
Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates  of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

     Upon  presentation  and surrender of the offered  certificates  in connection  with the  termination of the trust or a purchase of certificates  for  any  series  under  the  circumstances  described  in the two  preceding  paragraphs,  the  holders  of the  offered certificates  of that  series  will be  entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, or, with respect to the related Interest Only  Certificates,  interest for the immediately  preceding  Interest Accrual Period on their
Notional Amounts,  plus any previously unpaid Accrued Certificate  Interest.  However,  any Prepayment  Interest Shortfalls  previously allocated  to the  certificates  of that  series  will  not be  reimbursed.  In  addition,  distributions  to the  holders  of the most subordinate  class  of  related  certificates,  in the case of a series  with  separate  subordination,  or most  subordinate  class of certificates,  in the case of a series with common  subordination,  outstanding with a Certificate  Principal Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

THE TRUSTEE

     The trustee under the pooling and servicing agreement (as described below), is a national banking association.

     Unless an event of default has occurred and is  continuing  under the pooling and  servicing  agreement,  the trustee will perform only such  duties as are  specifically  set  forth in the  pooling  and  servicing  agreement.  If an event of  default  occurs  and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

     The trustee's  duties and  responsibilities  under the pooling and servicing  agreement  include  collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

     The master servicer will pay to the trustee reasonable  compensation for its services and reimburse the trustee for all reasonable expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee becomes insolvent.  Upon becoming aware of those  circumstances,  the depositor will be obligated to appoint a successor trustee.  The trustee  may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate voting rights in the related trust.  Any resignation or removal of the trustee and  appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                           LEGAL PROCEEDINGS

     There are no material  pending legal or other  proceedings  involving the mortgage loans or Residential  Funding  Corporation,  as sponsor and master  servicer,  Residential  Accredit  Loans,  Inc. as depositor,  the trust as the issuing entity,  or Homecomings,  as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

     Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of Residential  Funding and Homecomings that the eventual  outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage  loans.
No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate,  would not have a material  adverse  impact on  Residential  Funding or  Homecomings.  Any such  unfavorable  outcome  could adversely  affect the ability of Residential  Funding  Corporation  or Homecomings to perform its servicing  duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                               MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement,  for federal income tax purposes,  the trust, exclusive of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

              the Class R Certificates  collectively will represent ownership of the sole class of "residual  interests" in each of the
                  REMICs; and

              each class of offered  certificates  and the Class B Certificates  will represent  ownership of "regular  interests" in a
                  REMIC,  will  generally  be treated as debt  instruments  of that REMIC and may also  represent  the right to receive payments from a reserve fund, if applicable, and payments under the yield maintenance agreement.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

     For federal income tax purposes,  the offered certificates may be treated as having been issued with original issue discount.  The prepayment  assumption that will be used in determining  the rate of accrual of original issue  discount,  market discount and premium, if any,  for federal  income tax  purposes  will be based on the  assumption  that,  subsequent  to the date of any  determination  the mortgage  loans  will  prepay  at a rate  equal  to 100% of the  prepayment  assumption  used to price  the  offered  certificates.  No representation  is made  that  the  mortgage  loans  will  prepay  at that  rate or at any  other  rate.  The use of a zero  prepayment assumption may be required in calculating  the  amortization of premium.  See "Material  Federal Income Tax  Consequences--General"  and
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

     The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under sections 1271 to 1275 of the Internal
Revenue Code that address the treatment of debt  instruments  issued with original issue  discount.  The OID  regulations  suggest that original issue discount with respect to securities similar to the Class A-V Certificates that represent multiple  uncertificated  REMIC regular interests,  in which ownership  interests will be issued  simultaneously to the same buyer,  should be computed on an aggregate method.  In the  absence of further  guidance  from the IRS,  original  issue  discount  with  respect  to the  uncertificated  regular interests  represented by the Class A-V  Certificates  will be reported to the IRS and the  certificateholders  on an aggregate  method based on a single overall constant yield and the prepayment assumption stated above,  treating all uncertificated  regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing  original issue discount described in the related base prospectus results in a negative amount for any period with  respect to a  certificateholder,  the amount of original  issue  discount  allocable  to that period would be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those certificates.

     In some  circumstances  the OID regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a  certificate  may be able to select a method for recognizing  original issue discount that differs from that used by the master servicer in preparing  reports to the certificateholders and the Internal Revenue Service, or IRS.

     Certain  classes of offered  certificates  may be treated  for  federal  income tax  purposes  as having been issued at a premium.
Whether any holder of one of those classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on the  certificateholder's  purchase price and the  distributions  remaining to be made on the  certificate at the time of its  acquisition  by the  certificateholder.  Holders of those  classes of  certificates  are  encouraged to consult their tax advisors
regarding   the   possibility   of   making  an   election   to   amortize   such   premium.   See   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

     The IRS  proposed  regulations  on August 24,  2004  concerning  the accrual of  interest  income by the holders of REMIC  regular interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC  regular  interests  providing for a delay between record and payment dates,  such that the period over which OID accrues  coincides with the period over which the holder's right to interest payment accrues under the governing  contract  provisions  rather than over the period between  distribution  dates. If the proposed  regulations  are adopted in the same form as proposed,  taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue  interest after the last record date. The proposed  regulations  are limited to REMIC regular  interests with delayed  payment for periods of fewer than 32 days. The proposed  regulations are proposed to apply to any REMIC  regular  interest  issued  after the date the  final  regulations  are  published  in the  Federal  Register.  The  proposed regulations  provide  automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and,  thus,  does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed  rulemaking  on the timing of income and  deductions  attributable  to  interest-only  regular interests in a REMIC on August 24, 2004.  In this notice,  the IRS and Treasury  requested  comments on whether to adopt  special rules for taxing  regular  interests  in a REMIC that are  entitled  only to a  specified  portion of the  interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests,  and apparent negative-yield  instruments.  The IRS and Treasury also requested comments on different methods for taxing the foregoing  instruments,  including the possible recognition of negative  amounts of OID,  the  formulation  of special  guidelines  for the  application  of Code Section 166 to REMIC IOs and similar instruments,  and the adoption of a new alternative  method  applicable to REMIC IOs and similar  instruments.  It is uncertain whether the IRS actually will propose any  regulations as a consequence of the  solicitation of comments and when any resulting new rules would be effective.

     The offered  certificates  will be treated as assets  described in Section  7701(a)(19)(C)  of the Internal Revenue Code and "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same proportion that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates,  exclusive of any interest payable to a certificate  related to a yield  maintenance  agreement,  if any, in respect of amounts  received  pursuant  to such yield  maintenance  agreement,  will be treated as "interest on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that the offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A) of the Internal
Revenue Code. Moreover,  the offered  certificates,  other than the Residual  Certificates and, in the case of a certificate related to a yield  maintenance  agreement,  if any,  exclusive of the portion  thereof  representing  the right to receive  payments from amounts received pursuant to such yield maintenance  agreement,  will be "qualified  mortgages" within the meaning of Section 860G(a)(3) of the
Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest  therein.
However,  prospective  investors in offered  certificates that will be generally  treated as assets described in Section  860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered  certificates may adversely  affect any REMIC that holds the offered  certificates if the
repurchase   is  made  under   circumstances   giving  rise  to  a  Prohibited   Transaction   Tax.  See  "The  Pooling  and  Servicing
Agreement--Termination"  in this term sheet  supplement  and  "Material  Federal  Income Tax  Consequences--REMICs-- Characterization  of
Investments in REMIC Certificates" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT.

     Each holder of a certificate related to a yield maintenance agreement,  if any, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular  interest and an interest in payments to be made under such yield  maintenance  agreement.  The treatment  of  amounts  received  by the  holder  of a  certificate  related  to a yield  maintenance  agreement,  if any,  under  such certificateholder's  right to receive  payments  under such yield  maintenance  agreement  will depend on the portion,  if any, of such holder's purchase price allocable  thereto.  Under the REMIC regulations,  each holder of a certificate  related to a yield maintenance agreement,  if any, must allocate its purchase price for that certificate  between its undivided interest in the REMIC regular interest and its undivided  interest in the right to receive  payments under such yield  maintenance  agreement in accordance  with the relative fair market  values of each property  right.  The master  servicer  intends to treat  payments made to the holders of any  certificates related to a yield maintenance  agreement,  if any, with respect to the payments under such yield  maintenance  agreement as includible in income  based on the tax  regulations  relating  to notional  principal  contracts.  The OID  regulations  provide  that the trust's allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its allocation is  different  from the  trust's  allocation.  Under the REMIC  regulations,  the master  servicer is required to account for the REMIC regular  interest and the right to receive  payments under a yield  maintenance  agreement as discrete  property  rights.  Holders of a certificate  related to a yield maintenance  agreement,  if any, are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their  certificates.  Treasury regulations  have been  promulgated  under  Section 1275 of the Internal  Revenue Code  generally  providing for the  integration  of a
"qualifying debt instrument" with a hedge if the combined cash flows of the components are  substantially  equivalent to the cash flows on a variable rate debt  instrument.  However,  such  regulations  specifically  disallow  integration of debt  instruments  subject to
Section 1272(a)(6) of the Internal Revenue Code. Therefore,  holders of certificates related to a yield maintenance agreement,  if any, will be unable to use the  integration  method provided for under such  regulations  with respect to such  certificates.  If the master servicer's  treatment of payments  under a yield  maintenance  agreement is respected,  ownership of the right to the payments  under a yield  maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

     In the event that the right to receive the payments under a yield maintenance  agreement is characterized as a "notional principal contract" for federal income tax purposes,  upon the sale of a certificate related to a yield maintenance agreement,  the amount of the sale  allocated  to the  selling  certificateholder's  right to  receive  payments  under  such yield  maintenance  agreement  would be considered a "termination  payment" under the notional principal contract regulations  allocable to the related  certificate.  A holder of a certificate  related to a yield  maintenance  agreement  would have gain or loss from such a  termination  of the right to receive payments in respect of the  payments  under the yield  maintenance  agreement  equal to (i) any  termination  payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the  certificateholder  upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

     Gain or loss realized upon the termination of the right to receive payments under a yield maintenance  agreement will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

     For further information regarding federal income tax consequences of investing in the offered certificates,  see "Material Federal
Income Tax Consequences--REMICs" in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC  regulations  under the  provisions of the Internal  Revenue Code that  significantly  affect  holders of
Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the  transfer  or  acquisition  of some  residual  interests, including  the  Residual  Certificates.  The pooling and  servicing  agreement  includes  other  provisions  regarding  the transfer of
Residual Certificates, including:

              the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will obtain a similar  affidavit  from any person to whom the  transferee  shall  subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

o        a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC  regulations  also  provide  that a transfer to a United  States  person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute noneconomic  residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly,  unless no significant  purpose of a transfer is to impede the  assessment  or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the Residual  Certificates.  All transfers of the Residual  Certificates  will be restricted in accordance  with the terms of the pooling and servicing  agreement  that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic residual interests.  See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

     The IRS has issued  final REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a  non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual the transferee  represent that it will not cause the income "to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i) the amount received by the  transferee  be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest  will not be paid,  with an  unreasonably  low cost for the  transfer  specifically  mentioned  as negating  eligibility.  The regulations  generally  apply to transfers of residual  interests  occurring on or after  February 4, 2000,  although  certain of their provisions  apply only to transfers of residual  interests  occurring on or after August 19, 2002.  See  "Material  Federal  Income Tax
Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.

     The Residual  Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that  significantly  exceeds the amount of cash  distributions  received by the Residual  Certificateholders from the REMICs with respect to those periods.  Furthermore,  the tax on that income may exceed the cash  distributions with respect to those  periods.  Consequently,  Residual  Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due in the earlier  years of each REMIC's term as a result of their  ownership of the  Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition  of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue Code, may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is  positive.  That is, on a present  value basis,  the  Residual  Certificateholders'  resulting  tax  liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     The rules for  accrual  of OID with  respect to certain  classes  of  certificates  are  subject  to  significant  complexity  and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining  its taxable  income,  any changes required by the IRS in the  application of those rules to the  certificates  may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

     An individual,  trust or estate that holds,  whether  directly or indirectly  through certain  pass-through  entities,  a Residual
Certificate may have  significant  additional gross income with respect to, but may be limited on the  deductibility  of, servicing and trustee's fees and other  administrative  expenses properly  allocable to each REMIC in computing the  certificateholder's  regular tax liability  and will not be able to deduct  those  fees or  expenses  to any extent in  computing  the  certificateholder's  alternative
minimum   tax   liability.   See   "Material   Federal   Income   Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

     The IRS has issued proposed  regulations that, if adopted as final regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal  income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

     Residential  Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of the Residual
Certificates.

     Purchasers of the Residual  Certificates  are encouraged to consult their tax advisors as to the economic and tax  consequences of investment in the Residual Certificates.

     For further  information  regarding the federal income tax  consequences of investing in the Residual  Certificates,  see "Certain
Yield and Prepayment  Considerations--Additional  Yield  Considerations  Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement  and "Material  Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Residual  Certificates"  in the
related base prospectus.

PENALTY PROTECTION

     If  penalties  were  asserted  against  purchasers  of the  offered  certificates  in respect of their  treatment  of the  offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the  conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                        METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of the related  underwriting  agreement for any series,  each underwriter set forth in any final term sheet and the  prospectus  supplement for that series with respect to any class of offered  certificates  of that series will  serve as an  underwriter  for each  applicable  class  and will  agree to  purchase  and the  depositor  will  agree to sell each applicable  class of the Senior  Certificates  of that series and the Class M  Certificates  of that  series,  except that a de minimis portion of the Residual  Certificates of that series will be retained by Residential Funding.  Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten  certificates for any series.  It is expected that delivery of the  underwritten  certificates,  other than the Residual  Certificates,  will be made only in book -entry form through the Same Day
Funds Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series,  other than the de minimis portion retained  by  Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the  closing  date for that series against payment therefor in immediately available funds.

     In connection with the underwritten  certificates,  of any series,  each underwriter has agreed,  in accordance with the terms and conditions  of the related  underwriting  agreement  for that series,  to purchase  all of each  applicable  class of the  underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

     Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten  certificates is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order  suspending the  effectiveness  of the  depositor's  registration  statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The  distribution of the underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be  determined  at the time of sale.  Proceeds  to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The underwriter for any class of any series may effect these  transactions by selling the applicable  underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of  underwriting  compensation.  The  underwriter  and any dealers  that participate  with the underwriter in the  distribution  of the  underwritten  certificates of any series are also  underwriters of that series under the Securities  Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

     Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter,  and that under limited circumstances  the  underwriter  will  indemnify the depositor,  against some  liabilities  under the Securities  Act, or contribute to payments required to be made in respect thereof.

     There is  currently no  secondary  market for the offered  certificates.  The  underwriter  for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no assurance  that a secondary  market for the offered  certificates of any series will develop or, if it does develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

     If more than one underwriter has agreed to purchase offered certificates,  those underwriters will be identified in the final term sheet with respect to such class of certificates.

     The primary source of information  available to investors  concerning the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to Certificateholders,"  which will include information as to the outstanding  principal  balance or notional  amount of the offered  certificates  of that series.  There can be no  assurance  that any additional  information  regarding the offered certificates of any series will be available through any other source. In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates  will be available on an ongoing basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                                            USE OF PROCEEDS

     The net proceeds from the sale of the offered  certificates to the underwriters will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage loans or for general  corporate  purposes.  See "Method of  Distribution"  in this term sheet supplement.

                                                            LEGAL OPINIONS

     Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor and  Residential  Funding
Securities  Corporation,  if it is an underwriter of that series,  by Orrick,  Herrington & Sutcliffe LLP, New York,  New York
and for each  underwriter  of that series  other than  Residential  Funding  Securities  Corporation,  by Thacher  Proffitt & Wood LLP,
New York, New York.

                                                                RATINGS

         It is a condition of the issuance of the offered  certificates  that each class of offered  certificates  be assigned at least the ratings  designated in the final term sheet for such class of certificates  by one or more rating agencies  including by Standard &
Poor's, a division of The McGraw-Hill  Companies,  Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch
Ratings or Fitch.

     The ratings assigned by Fitch to mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of all  distributions  to which they are  entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction  as described in the operative  documents.  Fitch's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments  or recoveries on the underlying  mortgage loans.  Further,  the rating on the Interest Only  Certificates  does not address whether  investors  therein will recoup their initial investments.  The rating on the Principal  Only  Certificates  only  addresses  the return of their  respective  Certificate  Principal
Balances.  The rating on the Residual  Certificates only addresses the return of its Certificate  Principal Balance and interest on the
Residual Certificates at the related pass-through rate.

     The rating  assigned  by  Standard & Poor's to  mortgage  pass-through  certificates  address  the  likelihood  of the  receipt by certificateholders  of payments required under the pooling and servicing  agreement.  Standard & Poor's ratings take into consideration the credit quality of the mortgage pool,  structural and legal aspects  associated with the  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make payments  required  under the  certificates.  Standard & Poor's rating on the certificates  does not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.  See "Certain Yield and
Prepayment Considerations" herein.

     The ratings assigned by Moody's to the Senior Certificates address the likelihood of the receipt by the Senior  Certificateholders of all  distributions  to which they are entitled under the pooling and servicing  agreement.  Moody's  ratings reflect its analysis of the  riskiness of the  mortgage  loans and the  structure of the  transaction  as  described  in the pooling and  servicing  agreement.
Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

     There can be no assurance as to whether any rating agency other than the rating agencies  designated in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates of any series by another rating agency,  if assigned at all, may be lower than the ratings  assigned  to the  certificates  of that  series by the rating  agency or rating  agencies  requested  by the depositor to rate those certificates.

     A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning rating  organization.  Each security rating should be evaluated  independently of any other security rating.  The ratings of the Interest Only  Certificates  will not address the possibility  that the holders of those  certificates may fail to fully recover their initial  investments.  In the event that the ratings  initially  assigned to the offered  certificates  of any series are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional  support or credit  enhancement  with respect to the offered certificates.

     The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                           LEGAL INVESTMENT

     The offered  certificates  identified in the final term sheet with respect to such class of certificates will constitute "mortgage related  securities"  for  purposes  of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA  provides,  however, that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to  October 3, 1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     One or more  classes of the  offered  certificates  of any series may be viewed as "complex  securities"  under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates of any series for  legal  investment  or other  purposes,  or as to the  ability  of  particular  investors  to  purchase  any  class of the  offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the related base prospectus.

                                                         ERISA CONSIDERATIONS

     A fiduciary of any ERISA plan,  any  insurance  company,  whether  through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--ERISA  Plan Asset  Regulations"  in the related base prospectus,  should carefully  review with its legal advisors whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding  of the Class A  Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA plan  assets of, an
ERISA plan may qualify for  exemptive  relief under the RFC  exemption,  as described  under "ERISA  Considerations--Considerations  for
ERISA Plans Regarding the Purchase of  Certificates--Prohibited  Transaction  Exemptions" in the related base prospectus  provided those certificates  are rated at least "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch or Moody's at the time of purchase.  The RFC exemption  contains a number of other conditions  which must be met for the RFC exemption to apply,  including the requirement that any
ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Each  beneficial  owner of Class M  Certificates  or any interest  therein shall be deemed to have  represented,  by virtue of its acquisition  or holding of that  certificate  or  interest  therein,  that  either  (i) it is not an ERISA plan  investor,  (ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC exemption,  and that it  understands  that there are certain conditions to the  availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of purchase, not lower than "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch or Moody's or (iii) (1) it is an  insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company general  account",  as such term is defined in Prohibited  Transaction  Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding paragraph,  the next  preceding  permitted  beneficial  owner  will be  treated as the  beneficial  owner of that Class M  Certificate, retroactive to the date of transfer to the purported  beneficial  owner. Any purported  beneficial  owner whose  acquisition or holding of any such  certificate or interest  therein was effected in violation of the conditions  described in the preceding  paragraph  shall indemnify and hold harmless the depositor,  the trustee,  the master servicer,  any subservicer,  the underwriters,  and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Because the exemptive relief afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual Certificates,  transfers of those certificates to any ERISA plan investor will not be registered  by the trustee  unless the  transferee  provides  the  depositor,  the trustee and the master  servicer  with an opinion of counsel  satisfactory  to those  entities,  which  opinion  will not be at the expense of those  entities,  that the  purchase of those certificates by or on behalf of the ERISA plan investor:

                  is permissible under applicable law;

                  will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal
                  Revenue Code; and

                  will not subject the depositor,  the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     Any  fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  on behalf of or with ERISA plan assets of any ERISA plan  should  consult  with its counsel  with  respect  to: (i)  whether the  specific  and general conditions and the other requirements in the RFC exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA  Considerations"
in the related base prospectus.

     The  sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a  representation  by the  depositor  or the underwriters  that such an investment  meets all relevant legal  requirements  relating to investments by ERISA plans  generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.